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                                                                    EXHIBIT 10.1

         THIS AGREEMENT is made among Paragon Capital LLC ("Paragon"), a Delaware limited liability company with its principal executive offices at Hillsite Office Building, 75 Second Avenue, Suite 400, Needham, Massachusetts 02194 and Foothill Capital Corporation ("Foothill"), a California corporation with its principal place of business at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California (Paragon and Foothill, collectively being "the Lender" hereunder) and Crown Books Corporation, Crown, Books East Corporation, Crown Books West Corporation, Crown Books National Corporation, Super Crown Books Corporation and Crown DHC Corporation, Delaware corporations and Debtors-in-Possession under Chapter 11, Case Nos. 98-1575 through 98-1580, District of Delaware (collectively "Borrower"), with their principal executive offices at 3300 75th Avenue, Landover, Maryland, 20785 in consideration of the mutual covenants contained herein and benefits to be derived herefrom,



                              W I T N E S S E T H:


ARTICLE 1.  THE REVOLVING CREDIT

      1.1   Establishment of Revolving Credit.

            (a) The Lender hereby establishes a revolving line of credit (the "Revolving Credit") in the Borrower's favor pursuant to which the Lender, subject to, and in with, this Agreement, shall make loans and advances and otherwise provide financial accommodations to and for the account of the Borrower as provided herein. The amount of the Revolving Credit shall be determined by the Lender by reference to Availability, as determined by the Lender from time to time hereafter. All loans made by the Lender under this Agreement, and all of the Borrower's other Liabilities to the Lender under or pursuant to this Agreement, are payable as provided herein.

            (b) The Lender hereby agrees, subject to the terms and conditions of this Agreement, to make loans to the Borrower in an amount outstanding not to exceed at any one time the lesser of (i) the Credit Limit, or (ii) the Borrowing Base.

            (c) Availability shall be based upon Borrowing Certificates furnished as provided in Section 9.4, below.

            (d) The proceeds of borrowings under the Revolving Credit shall be used solely in accordance with the Business Plan for working capital purposes of the Borrower and for its Capital Expenditures, all solely to the extent permitted by this Agreement.

            (e) The Revolving Credit described in this Agreement is the "Interim DIP Facility" described in a certain Letter dated July 10, 1998 (Revised) from Paragon Capital LLC and Foothill Capital Corporation, a copy of which is attached hereto as Exhibit 1.1. Upon Lender's completion of its due diligence and Borrowers' satisfaction of all other conditions to Lender's satisfaction, it is anticipated that this Agreement will be amended to provide for the "Amended DIP Facility" described in said Exhibit 1.1. Some of the provisions of said Amended DIP Facility are described in Exhibit 1.1; others cannot be determined until completion of Lender's due diligence.


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      1.2   Advances in Excess of Maximum Loan Exposure. The Lender does not have any obligation to make any loan or advance, or otherwise to provide any credit for the benefit of the Borrower such that the outstanding principal balance of the Loan Account exceeds Maximum Loan Exposure. The making of loans, advances, and credits and thc providing of financial accommodations in excess of Maximum Loan Exposure, if any, is for the benefit of the Borrower and does not affect the obligations of the Borrower hereunder; such loans, advances, credits, and financial accommodations constitute Liabilities. The making of any such loans, advances, and credits and the providing of financial accommodations, on any one occasion such that Maximum Loan Exposure is exceeded shall not obligate the Lender to make any such loans, credits, or advances or to provide any financial accommodation on any other occasion nor to permit such loans, credits, or advances to remain outstanding.

      1.3 Risks of Value of Inventory. The Lender's reference to a given asset in connection with the making of loans, credits, and advances and the providing of financial accommodations under the Revolving Credit and/or the monitoring of compliance with the provisions hereof shall not be deemed a determination by the Lender relative to the actual value of the asset in question. All risks concerning the saleability of the Borrower's Inventory are and remain upon the Borrower. All Collateral secures the prompt, punctual, and faithful performance of the Liabilities whether or not relied upon by the Lender in connection with the making of loans, credits, and advances and the providing of financial accommodations under the Revolving Credit.

      1.4   Procedures Under Revolving Credit.

            (a) The Borrower may request loans and advances under the Revolving Credit, each in an amount of not less than Ten Thousand Dollars ($10,000.00). Each such request shall be in such manner as may from time to time be acceptable to the Lender.

            (b) (i) The Lender, subject to the terms and conditions of this Agreement, will provide the Borrower with the loan so requested, if such request is received by 11:30 A.M., Boston time on a Banking Day, by the end of business on that Banking Day; otherwise, by the end of the then next Banking Day.

                  (ii) The Lender may revise the above schedule, by which loans shall be made, from time to time, by giving at least one days notice to Borrower.

            (c) Provided that Maximum Loan Exposure will not be exceeded (but subject however, to Subsection 1.4(i), below (which deals with the effect of a Suspension Event)), a loan or advance under the Revolving Credit so requested by the Borrower shall be made by the transfer of the proceeds of such loan or advance to the Funding Account or as otherwise instructed by the Borrower.

            (d) A loan or advance shall be deemed to have been made under the Revolving Credit upon:



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                  (i)   The Lender's initiation of the transfer of the proceeds
of such loan or advance in accordance with the Borrower's instructions (if such loan or advance is of funds requested by the Borrower).

                  (ii) The charging of the amount of such loan to the Loan Account (in all other circumstances).

            (e) There shall not be any recourse to, nor liability of, the Lender on account of:

                  (i) Any delay in the making of any loan or advance requested under the Revolving Credit.

                  (ii) Any delay in the proceeds of any such loan or advance constituting collected funds.

                  (iii) Any delay in the receipt, and/or any loss, of funds which constitute a loan or advance under the Revolving Credit, the wire transfer of which was properly initiated by the Lender in accordance with wire instructions provided to the Lender by the Borrower.

            (f) The Lender may rely on any request for a loan or advance or financial accommodation which the Lender, in good faith, believes to have been made by a person duly authorized to act on behalf of the Borrower and may decline to make any such requested loan or advance or to provide any such financial accommodation pending the Lender's being furnished with such documentation concerning that person's authority to act as may be satisfactory to the Lender.

            (g) A request by the Borrower for any financial accommodation under the Revolving Credit or of the issuance of an L/C shall be irrevocable and shall constitute certification by the Borrower that as of the date of such request, each of the following is true and correct:

                  (i) There has been no Material Adverse Change with respect to the Borrower since the date of the financial information furnished Lender pursuant to this Agreement.

                  (ii) The Borrower is in compliance with, and has not breached any of, its covenants contained in this Agreement.

                  (iii) Each representation which is made herein or in any of the Loan Documents is then true and complete as of and as if made on the date of such request.

                  (iv)  No Suspension Event is then extant.

            (h) The Borrower shall immediately become indebted to the Lender for the amount of each loan under or pursuant to this Agreement when such loan is deemed to have been made.



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            (i)   Upon the occurence from time to time of any Suspension Event, the Lender may suspend the Revolving Credit immediately and shall not be obligated, during such suspension, to make any loans or to provide any financial accommodation hereunder.

            (j) The Borrower may request that the Lender cause the issuance of L/C's for the account of the Borrower.

                  (i) Each such request shall be in such manner as may from time to time be acceptable to the Lender.

                  (ii) The Lender will endeavor to cause the issuance of any L/C so requested by the Borrower, provided that the requested L/C is in form satisfactory to the Lender and if so issued:

                        (A) The aggregate Stated Amount of all L/C's then outstanding, does not exceed Five Million Dollars ($5,000,000).

                        (B) The expiry of the L/C is not later than the earlier of thirty (30) days prior to the Maturity Date or the following:

                              (I)   Standby's: one (1) year from initial
            issuance.

                        (C)   Maximum Loan Exposure would not be exceeded.

                  (iii) The Borrower shall execute such documentation to apply for and support the issuance of an L/C as may be required by the Issuer.

                  (iv) There shall not be any recourse to, nor liability of, the Lender on account of:

                        (A)   Any delay or refusal by an Issuer to issue an L/C.

                        (B) Any action or inaction of an Issuer on account of or in respect to, any L/C.

                  (v) The Borrower shall reimburse the Issuer, immediately upon the drawing under any L/C, for the amount of such drawing. In the event that the Borrower fails to so reimburse the Issuer, the Borrower immediately shall reimburse the Lender for the amount of such drawing. To the extent which the Borrower fails to so reimburse the Issuer or the Lender, the Lender, without the request of the Borrower, may advance under the Revolving Credit any amount with the Borrower is so obligated to pay to the Lender or the Issuer, or for which the Borrower, the Issuer, or the Lender becomes obligated on account of, or in respect to, any L/C. Such advance shall be made whether or not a Suspension Event is then in existence or such advance would result in Maximum Loan Exposure being exceeded. Such action shall not constitute a waiver of the Lender's rights under Section 1.7(b), below.



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      1.5   The Loan Account.

            (a) An account ("Loan Account") shall be opened on the books of the Lender in which Loan Account a record may be kept of all loans made under or pursuant to this Agreement and of all payments thereon.

            (b) The Lender may also keep a record (either in the Loan Account or elsewhere, as the Lender may from time to time elect) of all interest, fees, service charges, costs, expenses, and other debits owed the Lender on account of the Liabilities and of all credits against such amounts so owed.

            (c) All credits against the Liabilities shall be conditional upon final payment to the Lender of the items giving rise to such credits. The amount of any item credited against the Liabilities which is charged back against the Lender for any reason or is not so paid shall be a Liability and shall be added to the Loan Account, whether or not the item so charged back or not so paid is returned.

            (d) Except as otherwise provided herein, all fees, service charges, costs, and expenses for which the Borrower is obligated hereunder are payable on demand. In the determination of Availability, the Lender may deem fees, service charges, accrued interest, and other payments or deposits as having been advanced under the Revolving Credit if such amounts are then due and payable inclusive of deposits for fees whether incurred at the time of deposit or as duly accounted for in accordance with the terms set forth herein.

            (e) The Lender, without the request of the Borrower, may advance under the Revolving Credit any interest, fee, service charge, or other payment to which the Lender is entitled from the Borrower pursuant hereto and may charge the same to the Loan Account notwithstanding that such amount so advanced may result in an Overadvance. Such action on the part of the Lender shall not constitute a waiver of the Lender's rights under Section 1.7(b), below. Any amount which is added to the principal balance of the Loan Account as provided in this Section shall bear interest at the interest rate applicable from time to time to the unpaid principal balance of the Loan Account.

            (f) Any statement rendered by the Lender to the Borrower concerning the Liabilities shall be considered correct and accepted by the Borrower and shall be conclusively binding upon the Borrower unless the Borrower provides the Lender with written objection thereto within twenty (20) days from the mailing of such statement, which written objection shall indicate, with particularity, the reason for such objection. The Loan Account and the Lender's books and records concerning the loan arrangement contemplated herein and the Liabilities shall be prima facie evidence and proof of the items described therein.

      1.6 The Master Note. The obligation to repay loans and advances under the Revolving Credit, with interest as provided herein, shall be evidenced by a note (the "Master Note") in the form of EXHIBIT 1.6, annexed hereto, executed by the Borrower. Neither the original nor a copy of the Master Note shall be required, however, to establish or prove any Liability. In the event that the Master Note is ever lost, mutilated, or destroyed, the Borrower shall execute a replacement thereof and deliver such replacement to the Lender.



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      1.7   Payment of Loan Account.

            (a) The Borrower may repay all or any portion of the principal balance of the Loan from time to time until the Termination Date.

            (b) The Borrower, without notice or demand from the Lender, shall pay the Lender that amount, from time to time, which is necessary so that the balance of the Loan Account does not exceed Maximum Loan Exposure.

            (c) The Borrower shall repay the then entire unpaid balance of the Loan Account and all other Liabilities on the Termination Date.

      1.8   Interest.

            (a) The unpaid principal balance of the Loan Account shall bear interest until repaid (calculated based upon a 360-day year and actual days elapsed), for Standard Inventory Advances, the aggregate of Base plus one percent (1%) per annum, but in no event less than eight percent (8%) per annum or in excess of the maximum rate permitted by applicable law.

            (b) Following the occurrence of any Event of Default (and whether or not the Lender exercises any of the Lender's rights on account of such Event of Default), all loans and advances made under the Revolving Credit shall bear interest, through the End Date, at a rate which is the aggregate of that provided for in Section 1.8(a), above, plus four (4%) percent per annum.

            (c)   Accrued interest shall be payable:

                  (i) Monthly in arrears on the first day of the month next following that during which such interest accrued.

                  (ii)  On the Termination Date.

                  (iii) On the End Date.

      1.9   Fees. Borrower shall pay to the Lender the following fees:

            (a) Commitment Fee. Lender shall receive a commitment fee of up to Eight Hundred Thousand Dollars ($800,000)(the "Commitment Fee"). Borrower shall pay 1/8th of the Commitment Fee on the execution hereof, and 1/8th of the Commitment Fee each thirty (30) days thereafter until paid in full. If this facility is terminated for any reason. or matures, or is modified for any reason other than by consensual extension of maturity, but including implementation of an amended facility or the merger, acquisition or liquidation of Borrower, the unpaid balance of the Commitment Fee shall be immediately due and payable; provided, however, that if Lender declines to provided the Amended DIP Facility contemplated in the Letter attached hereto as Exhibit 1.1 and a third-party lender agrees to provide permanent financing on commercially reasonable terms, Lender, for a period of five (5) days, shall have the



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right to provide financing on such terms and if such right is declined the balance of the Commitment Fee shall be waived.

            (b) Loan Maintenance. On the date of execution hereof and on each monthly anniversary of the date of execution hereof, a loan maintenance fee equal to Twenty Five Thousand Dollars ($25,000.00) (the "Loan Maintenance Fee").

      In any instance where the monthly reporting outlined in Exhibit 9.5 is received by Lender later than ten (10) days after the period set forth therein, the monthly loan maintenance fee for the then subject month shall be two times the usual amount set forth herein. In the event of two (2) consecutive months of late or incomplete reporting, such month's loan maintenance fee shall increase permanently thereafter by Five Thousand Dollars ($5,000.00) plus the doubled usual amount until such time as the Borrower demonstrates two (2) consecutive months of timely and complete reporting.

            (c) Unused Line Fee. On the first day of each month during the term of this Agreement, a fee in an amount equal to one quarter of one percent (.25%) per annum times the Average Unused Portion of the Credit Limit (the "Unused Line Fee").

            (d) Financial Examination, Legal Investigation, Documentation, and Appraisal Fees. Subject to the provisions of Article 9.10 Lender's actual reasonable charges paid or incurred for each financial analysis and examination (i.e., audits) of Borrower performed by one or more third Persons employed by Lender to perform legal investigation, documentation financial analysis and examinations (i.e., audits) of Borrower or to appraise the Collateral.

            (e) In addition to any other right to which the Lender is then entitled on account thereof, the Lender may assess a reasonable additional fee payable by the Borrower on account of the excessive- and continued accommodation, including accommodations made upon Borrower's requests with less than seventy two (72) hours notice from time to time, of Lender to the Borrower's request that the Lender depart or dispense with one or more of the administrative provisions of this Agreement and/or the Borrower's failure to comply with any of such provisions.

                  (i) By way of non-exclusive example, the Lender may assess a fee on account of any of the following:

                        (A) The Borrower's failure to pay that amount which is necessary so that the principal balance of the Loan Account does not exceed Maximum Loan Exposure (as required under Section 1.7(b), above).

                        (B) The providing of a loan or advance under the Revolving Credit such that Maximum Loan Exposure would be exceeded.

                        (C) The providing of a same Banking Day loan requested after the time set forth in Section 1.4(b)(i), above.



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                        (D)   The Borrower's failure to provide a financial
      statement or report within the applicable time-frame provided for such report under Article 9, below.

                  (ii) The inclusion of the foregoing right on the part of the Lender to assess a fee does not constitute an obligation, on the part of the Lender, to waive my provision of this Agreement under any circumstances. The assessment of any such fee in any particular circumstance shall not constitute the Lender's waiver of any breach of this Agreement on account of which such fee was assessed nor a course of action on which the Borrower may rely.

            (f) The Borrower shall not be entitled to any credit, rebate or repayment of any Commitment Fee, Loan Maintenance Fee, Unused Line Fee, or other fee previously earned by the Lender pursuant to this Section notwithstanding any termination of this Agreement or suspension or termination of the Lender's obligation to make loans and advances hereunder.

      1.10  Lender's Discretion.

            (a) Each reference in the Loan Documents to the exercise of discretion or the like by the Lender shall be to that Person's exercise of its judgement, in good faith (which shall be presumed), based upon that Person's consideration of any such factor as the Lender, taking into account information of which that Person then has actual knowledge, believes:

                  (i) Will or reasonably could be expected to affect the value of the Collateral, the enforceability of the Lender's security and collateral interests therein, or the amount which the Lender would likely realize therefrom (taking into account delays which may possibly be encountered in the Lender's realizing upon the Collateral and likely Costs of Collection).

                  (ii) Indicates that any report or financial information delivered to the Lender by or on behalf of the Borrower is incomplete, inaccurate, or misleading in any material manner or was not prepared in accordance with the requirements of this Agreement.

                  (iii) Constitutes a Suspension Event.

            (b) In the exercise of such judgement, the Lender also may take into account any of the following factors:

                  (i) Those included in, or tested by, the definitions of "Acceptable Inventory", "Retail", and "Cost".

                  (ii) The current financial and business climate of the industry in which the Borrower competes (having regard for the Borrower's position in that industry).

                  (iii) General economic conditions which have a material effect on cost structure.

                  (iv) Material change s in or to the mix of the Borrower's Inventory.



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                  (v)   Seasonality with respect to the Borrower's Inventory and
pattern of the Borrower's retail sales versus that which was projected.

                  (vi) Material changes in Borrower's Availability versus that which was projected.

                  (vii) Such other factors as the Lender determines as having a material bearing on credit risks associated with the providing of loans and financial accommodations to the Borrower.

            (c) The burden of establishing the failure of the Lender to have acted in a reasonable manner. in such Person's exercise of discretion shall be the Borrower's.

      1.11  Fees for L/C's.

            (a) Prior to the issuance of any L/C, the Borrower shall pay to the Lender a fee for each L/C equal to the greater of (i) One Thousand Dollars ($1,000.00), or (ii) twenty (20) Basis Points per month times the Stated Amount of that L/C.

            (b) In addition to the fee to be paid as provided in Subsection 1.11(a), above, the Borrower shall pay to the Lender (or to the Issuer, if so requested by the Lender), on demand, all issuance, processing, negotiation, amendment, and administrative fees and other amounts charged by the Issuer on account of, or in respect to, any L/C.

      1.12  Concerning L/C's.

            (a) None of the Issuer, the Issuer's correspondents, or any advising, negotiating, or paying bank with respect to any L/C shall be responsible in any way for:

                  (i) The performance by any beneficiary under any L/C of that beneficiary's obligations to the Borrower.

                  (ii) The form, sufficiency, correctness, genuineness, authority of any person signing; falsification; or the legal effect of; any documents called for under any L/C if (with respect to the foregoing) such documents on their face appear to be in order.

            (b) The Issuer may honor, as complying with the terms of any L/C and of any drawing thereunder, any drafts or other documents otherwise in order, but signed or issued by an administrator, executor, conservator, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, or other legal representative of the party authorized under such L/C to draw or issue such drafts or other documents.

            (c) Unless otherwise agreed to, in the particular instance, the Borrower hereby authorizes any Issuer to:

                  (i)   Select an advising bank, if any.

                  (ii)  Select a paying bank, if any.

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

                  (iii) Select a negotiating bank.

            (d) All directions, correspondence, and funds transfers relating to any L/C are at the risk of the Borrower. The Issuer shall have discharged the Issuer's obligations under any L/C which, or the drawing under which, includes payment instructions, by the initiation of the method of payment called for in, and in accordance with, such instructions.(or by any other commercially reasonable and comparable method). Neither the Lender nor the Issuer shall have any responsibility for any inaccuracy, interruption, error, or delay in transmission or delivery by post, telegraph or cable, or for any inaccuracy of translation.

            (e) The Lender's and the Issuer's rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of law or contract.

            (f) Except to the extent otherwise expressly provided hereunder or agreed to in writing by the Issuer and the Borrower, the L/C will be governed by the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce, Publication No.500, and any subsequent revisions thereof.

            (g) If any change in any law, executive order or regulation, or any directive of any administrative or governmental authority (whether or not having the force of law), or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof, shall either:

                  (i) Impose, modify or deem applicable any reserve, special deposit or similar requirements against letters of credit heretofore or hereafter issued by any Issuer or with respect to which the Lender or any Issuer has an obligation to lend to fund drawings under any L/C.

                  (ii) Impose on any Issuer any other condition or requirements relating to any such letters of credit; and the result of any event referred to in Section 1.12(g)(i), above, shall be to increase the cost to any Issuer of issuing or maintaining any L/C (which increase in cost shall be the result of such Issuer's reasonable allocation among that Issuer's letter of credit customers of the aggregate of such cost increases resulting from such events), then, upon demand by the Lender and delivery by the Lender to the Borrower of a certificate of an officer of the subject Issuer describing such change in law, executive order, regulation, directive, or interpretation thereof, its effect on such Issuer, and the basis for determining such increased costs and their allocation, the Borrower shall immediately pay to the Lender, from time to time as specified by the Lender, such amounts as shall be sufficient to compensate such Issuer for such increased cost. Any Issuer's determination of costs incurred under Section 1.12(g)(i), above, and the allocation, if any, of such costs among the Borrower and other letter of credit customers of such Issuer, if done in good faith and made on an equitable basis and in accordance with the officer's certificate, shall be conclusive and binding on the Borrower.

            (h) The obligations of the Borrower under this Agreement with respect to L/C's are absolute, unconditional, and irrevocable and shall be performed strictly in accordance



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with the terms hereof under all circumstances, whatsoever including, without limitation, the following:

            (i) Any lack of validity or enforceability or restriction, restraint, or stay in the enforcement of this Agreement, any L/C, or any other agreement or instrument relating thereto.

            (ii) Any amendment or waiver of, or consent to the departure from, any L/C.

            (iii) The existence of any claim, set-off, defense, or other right which the Borrower may have at any time against the beneficiary of any L/C.

            (iv) Any honoring of a drawing under any L/C, which drawing possibly could have been dishonored based upon a strict construction of the terms of the of the L/C.

            (v) The Borrower shall not present to Lender or cause the amendment of an L/C without the certification and support of either of the following: (a) change in delivery date; (b) Borrower's receipt of partial shipment; or (c) change to original order reflected in OTB (open to buy) or other information which may be so reasonably requested by the Lender.

      In no event, however, shall Lender honor any L/C presented for payment after its expiration, as a result of discrepancies without an acceptable form of amendment having been previously made. In all cases, in the event no payment has been made and no cancellation previously amended, no L/C shall be removed from the Borrower's Availability until such time as thirty (30) business days beyond expiration of said L/C.



ARTICLE 2. GRANT OF SECURITY INTEREST

      2.1 Grant of Security Interest. To secure the Borrower's prompt, punctual, and faithful performance of all and each of the Borrower's Liabilities, the Borrower hereby grants to the Lender a continuing security interest in and to, and assigns to the Lender, the following, and each item thereof, whether now owned or now due, or in which the Borrower has an interest; or hereafter acquired, arising, or to become due, or in which the Borrower obtains an interest (all of which, together with any other property in which the Lender may in the future be granted a security interest, is referred to herein as the "Collateral"):

            (a)   All Inventory.

            (b) All Accounts, accounts receivable, contracts, contract rights, notes, bills, drafts, acceptances, deposit accounts, General Intangibles (including without limitation registered and unregistered tradenames, copyrights, customer lists, goodwill, computer programs, computer records, computer software, computer data, trade secrets, trademarks, patents, ledger sheets, files, records, data processing records relating to any Accounts and all tax refunds of every kind and nature to which Borrower is now or hereafter may become entitled to, no matter how arising), Instruments, Documents, Document of Title, Chattel Paper, securities, security




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

entitlements, security accounts, Investment Property, choses in action (specifically excluding all avoidance actions), and all other debts, obligations and liabilities in whatever form, owing to Borrower from any person, firm or corporation or any other legal entity, whether now existing or hereafter arising, now or hereafter received by or belonging or owing to Borrower, for goods sold by it or for services rendered by it or however otherwise same may have been established or created, all guarantees and securities therefor, all right, title and interest of Borrower in the merchandise or services which gave rise thereto, including the rights of reclamation and stoppage in transit, all rights to replevy goods, and all rights of an unpaid seller of merchandise or services.

            (c) All machinery, Equipment, Fixtures and other Goods whether now owned or hereafter acquired by the Borrower and wherever located, all replacements and substitutions therefor or accessions thereto and all proceeds thereof.

            (d)   Leasehold interests and rights of occupancy.

            (e)   Real estate.

            (f)   Securities, including stock of subsidiaries.

            (g) All proceeds, products, substitutions and accessions of or to all of the foregoing in any form, including, without limitation, all proceeds, refunds and premium rebates of credit, fire or other insurance, and also including, without limitation, rents and profits resulting from the temporary use of any of the foregoing.

      2.2 Extent and Duration of Security Interest. This grant of a security interest is in addition to, and supplemental of, any security interest previously granted by the Borrower to the Lender and shall continue in full force and effect applicable to all Liabilities until all Liabilities have been paid and/or satisfied in full and the security interest granted herein is specifically terminated in writing by a duly authorized officer of the Lender.

      2.3 Administrative Priority. The Borrowers hereby agree that the Borrower's Liabilities shall constitute allowed administrative expenses in the Case having priority over all administrative expenses and unsecured claims against the Borrowers now existing or hereafter arising, of any kind or nature whatsoever (including without limitation, all administrative expenses of the kind specified in sections 503(b) and 507(b) of the Bankruptcy Code), subject to the terms and conditions of the Interim Borrowing Order.

      2.4 Grants, Rights and Remedies Cumulative. The Liens and security interests granted, pursuant to Article 2.1 hereof and administrative priority granted pursuant to Article 2.3 hereof may be independently granted by the Loan Document and by other Loan Documents hereafter entered into. This Agreement, the Interim Borrowing Order, the Permanent Borrowing Order and such other Loan Documents supplement each other, and the grants, priorities, rights and remedies of the Lenders hereunder and thereunder are cumulative.

      2.5 No Filing Required. The liens and security interests referred to in Articles 2.1 and 2.3 hereof and in the other Loan Documents shall be deemed valid and perfected upon entry of the Interim Borrowing Order. The Lenders shall not be required to file any financing statements, notices of lien or similar instruments in any jurisdiction or filing office or to take any other action in order to validate or perfect the liens and security interests granted by or pursuant to this Agreement, the Interim Borrowing Order, the Permanent Borrowing Order or any other Loan Document.

      2.6 Survival. The liens, lien priority, administrative priorities and other rights and remedies granted to the Lenders pursuant to this Agreement, any Borrowing Order and the other Loan Documents (specifically including, but not limited to, the existence, perfection and priority of the liens and security interests provided herein and therein, and the administrative priority provided herein and therein) shall not be modified, altered or impaired in any manner by any other financing or extension of credit or incurrence of debt by any Borrower (pursuant to section 364 of the Bankruptcy Code or otherwise), or by any dismissal or conversion of any Proceeding, or by any other act or omission whatever, except in accordance with the Borrowing Order.

ARTICLE 3. DEFINITIONS

      All capitalized terms used in this agreement which are not otherwise defined herein or in the UCC shall have the meanings assigned to them in EXHIBIT 3, annexed hereto.


ARTICLE 4. CONDITIONS PRECEDENT

      Precedent to the effectiveness of this Agreement, the establishment of the Revolving Credit, and the making of the first loan under the Revolving Credit, the documents respectively described in Sections 4.1 through and including 4.5, each in form and substance satisfactory to the Lender shall have been delivered to the Lender, and the conditions respectively described in Sections 4.6 through and including 4.9 (and 4.10 as added by Article 15 hereof), shall have been satisfied:

      4.1   Corporate Due Diligence.


            (a) A certificate of corporate good standing issued by the Secretary of State of Incorporation of the Borrower.

            (b) Certificates of due qualification, in good standing, issued by the Secretary(ies) of State of each State in which the nature of the Borrower's business conducted or assets owned could require such qualification.

            (c) A certificate of the Borrower's secretary or clerk attesting to the due adoption, continued effectiveness, and setting forth the texts of, each corporate resolution adopted in connection with the establishment of the loan arrangement contemplated by the Loan Documents and attesting to the true signatures of each Person authorized as a signatory to any of the Loan Documents.

      4.2   Opinion. Intentionally omitted.

      4.3 Additional Documents. Such additional instruments and documents as the Lender or its counsel reasonably may require or request.

      4.4   Key Life Policies. Intentionally omitted.

      4.5 Officers' Certificates. Certificates executed by the President and the Chief Financial Officer of the Borrower and stating that the representations and warranties made by the Borrower to the Lender in the Loan Documents are true and complete as of the date of such Certificate, and that no event has occurred which is or which, solely with the giving of notice or passage of time (or both) would be an Event of Default.

      4.6 Representations and Warranties. Each of the representations made by or on behalf of the Borrower in this Agreement or in any of the other Loan Documents or in any other report, statement, document, or paper provided by and or on behalf of the Borrower shall be true and complete as of the date as of which such representation or warranty was made.

      4.7   Initial Minimum Excess Availability . Intentionally omitted.

      4.8 No Event of Default. No event shall have occurred, or failed to occur, which occurrence or which failure constitutes, or which, solely with the passage of time or the giving of notice (or both) would constitute, an Event of Default.

      4.9 No Material Adverse Change. No Material Adverse Change from Borrower's condition at July 15, 1998 has occurred.

No document shall be deemed delivered to the Lender until received and accepted by the Lender at its head offices in Needham, Massachusetts. Under no circumstances will this Agreement take effect until executed and accepted by the Lender at said head office.

ARTICLE 5. GENERAL REPRESENTATIONS. WARRANTIES AND COVENANTS

      To induce the Lender to establish the loan arrangement contemplated herein and to make loans and advances and to provide financial accommodations under the Revolving Credit (each of which loans shall be deemed to have been made in reliance thereupon) the Borrower, in addition to all other representations, warranties, and covenants made by the Borrower in any other Loan Document, makes those representations, warranties, and covenants included in this Agreement.

      5.1 Payment and Performance of Liabilities. The Borrower shall pay each Liability due Lender when due (or when demanded if payable on demand) and shall promptly, punctually, and faithfully perform each other Liability due Lender and pay each Liability due others in accordance with its current custom and practice. If Borrower has any dispute with any Person with respect to any Liability, Borrower shall give Paragon notice of said dispute.

      5.2   Due Organization - Corporate Authorization - No Conflicts.

            (a) The Borrower presently is and shall hereafter remain in good standing as a corporation in the state in which it is incorporated and is and shall hereafter remain duly qualified and in good standing in every other state in which, by reason of the nature or location of the Borrower's assets or operation of the Borrower's business, such qualification may be necessary.

            (b) Each Related Entity is listed on EXHIBIT 5.2, annexed hereto. Each Related Entity is and shall hereafter remain in good standing in the state in which incorporated and is and shall hereafter remain duly qualified in such other states in which, by reason of that entity's assets or the operation of such entity's business, such qualification may be necessary. The Borrower shall provide the Lender with prior written notice of any entity's becoming or ceasing to be a Related Entity.

            (c) The Borrower has all requisite corporate power and authority to execute and deliver all and singular the Loan Documents to which the Borrower is a party and has and will hereafter retain all requisite corporate power to perform all and singular the Liabilities.

            (d) The execution and delivery by the Borrower of each Loan Document to which it is a party; the Borrower's consummation of the transactions contemplated by such Loan Documents (including, without limitation, the creation of security interests by the Borrower as contemplated hereby); the Borrower's performance under those of the Loan Documents to which it is a party; the borrowings hereunder; and the use of the proceeds thereof:

                  (i) Have been duly authorized by all necessary corporate action.

                  (ii) Do not, and will not, contravene in any material respect any provision of any Requirement of Law or obligation of the Borrower.

                  (iii) Will not result in the creation or imposition of, or the obligation to create or impose, any Encumbrance upon any assets of the Borrower pursuant to any Requirement of Law or obligation, except pursuant to the Loan Documents.

            (e) The Loan Documents have been duly executed and delivered by Borrower and are the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

      5.3   Trade Names.

            (a)   EXHIBIT 5.3, annexed hereto, is a listing of:

                  (i) All names under which the Borrower ever conducted its business.

                  (ii) All entities and/or persons with whom the Borrower ever consolidated or merged, or from whom the Borrower ever acquired in a single transaction or in a series of related transactions substantially all of such entity's or person's assets.

            (b) Except (i) upon not less than twenty-one (21) days prior written notice given the Lender, and (ii) in compliance with all other provisions of this Agreement, the Borrower will not undertake or commit to undertake any action such that the results of that action, if undertaken prior to the date of this Agreement, would have been reflected on EXHIBIT 5.3.

                  (c) The Borrower owns and possesses, or has the right to use all patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, and other intellectual or proprietary property of any third Person necessary for the Borrower's conduct of the Borrower's business.

                  (d) The conduct by the Borrower of the Borrower's business does not infringe on the patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, or other intellectual or proprietary property of any third Person.

      5.4   Locations. Landlord's Consents, Waivers. Intentionally omitted.

      5.5   Title to Assets.

            (a) The Borrower is, and shall hereafter remain, the owner of the Collateral free and clear of all Encumbrances with the exceptions of the following:

                  (i)   The security interest created herein.

                  (ii) Those Encumbrances (if any) listed on EXHIBIT 5.5, annexed hereto.

            (b) The Borrower does not and shall not have possession of any property on consignment to the Borrower.

      5.6 Indebtedness. The Borrower does not and shall not hereafter have any postpetition Indebtedness with the exceptions of:

            (a)   Any Indebtedness to the Lender.

            (b) The Indebtedness (if any) listed on EXHIBIT 5.6, annexed hereto.

            (c) Capital Leases, not to exceed One Hundred Thousand Dollars ($100,000) per year, provided Lender is given prompt written notice of any Capital Lease and no lien on the Collateral arises as a result thereof.

      5.7   Insurance Policies.

            (a) EXHIBIT 5.7, annexed hereto, is a schedule of all insurance policies owned by the Borrower or under which the Borrower is the named insured. Each of such policies is in full force and effect. Neither the issuer of any such policy nor the Borrower is in default or violation of any such policy.

            (b) The Borrower shall have and maintain at all times insurance covering such risks, in such amounts, containing such terms, in such form, for such periods, and written by such companies as may be satisfactory to the Lender. The coverage reflected on EXHIBIT 5.7 presently satisfies the foregoing requirements, it being recognized by the Borrower, however, that such requirements may change hereafter to reflect changing circumstances. All insurance carried by the Borrower shall provide for a minimum of twenty (20) days' written notice of cancellation to the Lender and all such insurance which covers the Collateral shall include an endorsement in favor of the Lender, which endorsement shall provide that the insurance, to the extent of the Lender's interest therein, shall not be impaired or invalidated, in whole or in part, by reason of any act or neglect of the Borrower or by the failure of the Borrower to comply with any warranty or condition of the policy. In the event of the failure by the Borrower to maintain insurance as required herein, the Lender, at its option, may obtain such insurance, provided, however, the Lender's obtaining of such insurance shall not constitute a cure or waiver of any Event of Default occasioned by the Borrower's failure to have maintained such insurance. The Borrower shall furnish to the Lender certificates or other evidence satisfactory to the Lender regarding compliance by the Borrower with the foregoing insurance provisions.

            (c) The Borrower shall advise the Lender of each claim in excess of Ten Thousand Dollars ($10,000.00) made by the Borrower under any policy of insurance which covers the Collateral and will permit the Lender, at the Lender's option in each instance, to the exclusion of the Borrower, to conduct the adjustment of each such claim (and of all claims following the occurrence of any Suspension Event). The Borrower hereby appoints the Lender as the Borrower's attorney in fact to obtain, adjust, settle, and cancel any insurance described in this section and to endorse in favor of the Lender any and all drafts and other instruments with respect to such insurance. This appointment, being coupled with an interest, is irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Lender. The Lender shall not be liable on account of any exercise pursuant to said power except for any exercise in actual willful misconduct and bad faith. The Lender may apply any proceeds of such insurance against the Liabilities, whether or not such have matured, in such order of application as the Lender may determine.

            (d) The Borrower shall maintain at all times those policies of insurance obtained by the Borrower and assigned to the Lender as required by
Section 4.4, above.

      5.8 Licenses. Each license, distributorship, franchise, and similar agreement issued to, or to which the Borrower is a party is in full force and effect. No party to any such license or agreement is in default or violation thereof. The Borrower has not received any notice or threat of cancellation of any such license or agreement.

      5.9 Leases. EXHIBIT 5.9, annexed hereto, is a schedule of all presently effective Leases and Capital Leases. Each of such Leases and Capital Leases is in full force and effect. No party to any such Lease or Capital Lease is in default or violation of any such Lease or Capital Lease and the Borrower has not received any notice or threat of cancellation of any such Lease or Capital Lease. The Borrower hereby authorizes the Lender at any time and from time to time to contact any of the Borrower's landlords in order to confirm the Borrower's continued compliance with the terms and conditions of the Lease(s) between the Borrower and that landlord and to discuss such issues, concerning the Borrower's occupancy under such Lease(s), as the Lender may determine.

      5.10 Requirements of Law. The Borrower is in compliance with, and shall hereafter comply with and use its assets in compliance with, all Requirements of Law. The Borrower has not received any notice of any violation of any Requirement of Law (whether or not such violation is material), which violation has not been cured or otherwise remedied.

      5.11  Maintain Properties. The Borrower shall:

            (a) Keep the Collateral in good order and repair (ordinary reasonable wear and tear and insured casualty excepted).

            (b) Not suffer or cause the waste or destruction of any material part of the Collateral.

            (c) Not use any of the Collateral in violation of any policy of insurance thereon.

            (d) Not sell, lease, or otherwise dispose of any of the Collateral, other than the following:

                  (i) The sale of Inventory in compliance with this Agreement, return of Inventory in the ordinary course of business, or disposal of Inventory pursuant to going out of business sales authorized by the Bankruptcy Court.

                  (ii) The disposal of Equipment which is obsolete, worn out, or damaged beyond repair, which Equipment is replaced to the extent necessary to preserve or improve the operating efficiency of the Borrower.

Subject to the turning over to the Lender of all Receipts with respect to the same as provided herein.

      5.12  Pay Taxes.

            (a) The federal income tax returns of the Borrower have been audited by the Internal Revenue Service (or closed by applicable statutes) for all fiscal years through and including the Borrower's taxable year referenced on
EXHIBIT 5.12, annexed hereto, and all deficiencies, assessments, and other amounts asserted as a result of such examinations have been fully paid or settled. No agreement is extant which waives or extends any statute of limitations applicable to the right of the Internal Revenue Service to assert a deficiency or make any other claim for or in respect to federal income taxes. No issue, has been raised in any such examination which, by application of similar principles, reasonably could be expected to result in the assertion of a deficiency for any fiscal year open for examination, assessment, or claim by the Internal Revenue Service.

            (b) All returns of the Borrower for state and local income, excise, sales, and other taxes have been audited (or closed by applicable statutes) for all fiscal years through and including the Borrower's taxable year referenced on EXHIBIT 5.12, annexed hereto, and all deficiencies, assessments, and other amounts asserted as a result of such examinations have been fully paid or settled. No agreement is in existence which waives or extends any statute of limitations applicable to the right of any state taxing authority to assert a deficiency or make any other claim for or in respect to any such state taxes. No issue has been raised in any such examination which, by application of similar principles, reasonably could be expected to result in the assertion of a deficiency for any fiscal year open for examination, assessment, or claim by any state or local taxing authority.

            (c) Except as disclosed on said EXHIBIT 5.12, there are no examinations of or with respect to the Borrower presently being conducted by the Internal Revenue Service or any state taxing authority.

            (d) The Borrower has, and hereafter shall: pay, as they become due and payable, all taxes and unemployment contributions and other charges of any kind or nature levied, assessed or claimed against the Borrower or the Collateral by any person or entity whose claim could result in an Encumbrance upon any asset of the Borrower or by any governmental authority; properly exercise any trust responsibilities imposed upon the Borrower by reason of withholding from employees' pay; timely make all contributions and other payments as may be required pursuant to any Employee Benefit Plan now or hereafter established by the Borrower; and timely file all tax and other returns and other reports with each governmental authority to whom the Borrower is obligated to so file.

            (e) At its option, the Lender may, but shall not be obligated to, pay any taxes, unemployment contributions, and any and all other charges levied or assessed upon the Borrower or the Collateral by any person or entity or governmental authority, and make any contributions or other payments on account of the Borrower's Employee Benefit Plan as the Lender, in the Lender's discretion, may deem necessary or desirable, to protect, maintain, preserve, collect, or realize upon any or all of the Collateral or the value thereof or any right or remedy pertaining thereto, provided, however, the Lender's making of any such payment shall not constitute a cure or waiver of any Event of Default occasioned by the Borrower's failure to have made such payment.

      5.13 No Margin Stock. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulations G, U, T, and X, of the Board of Governors of the Federal Reserve System of the United States). No part of the proceeds of any borrowing hereunder will be used at any time to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

      5.14 ERISA. Neither the Borrower nor any ERISA Affiliate ever has or hereafter shall:

            (a) Violate or fail to be in full compliance with the Borrower's Employee Benefit Plan.

            (b) Fail timely to file all reports and filings required by ERISA to be filed by the Borrower.

            (c) Engage in any "prohibited transactions" or "reportable events" (respectively as described in ERISA).

            (d) Engage in, or commit, any act such that a tax or penalty could be imposed on account thereof pursuant to ERISA.

            (e) Accumulate any material funding deficiency within the meaning of ERISA.

            (f) Terminate any Employee Benefit Plan such that a lien could be asserted of the Borrower on account thereof pursuant to ERISA.

            (g) Be a member of, contribute to, or have any obligation under any Employee Benefit Plan which is a multiemployer plan within the meaning of
Section 4001(a) of ERISA.

      5.15  Hazardous Materials.

            (a)   The Borrower has never:

                  (i) Been legally responsible for any release or threat of release of any Hazardous Material.

                  (ii) Received notification of any release or threat of release of any Hazardous Material from any site or vessel occupied or operated by the Borrower and/or of the incurrence of any expense or loss in connection with the assessment, containment, or removal of any release or threat of release of any Hazardous Material from any such site or vessel.

            (b)   The Borrower shall:

                  (i) Dispose of any Hazardous Material only in compliance with all Environmental Laws.

                  (ii) Not store on any site or vessel occupied or operated by the Borrower and not transport or arrange for the transport of any Hazardous Material, except if such storage or transport is in the ordinary course of the Borrower's business and is in compliance with all Environmental Laws.

            (c) The Borrower shall provide the Lender with written notice upon the Borrower's obtaining knowledge of any incurrence of any expense or loss by any governmental authority or other Person in connection with the assessment, containment, or removal of any Hazardous Material, for which expense or loss the Borrower may be liable.

      5.16 Litigation. Except for the Proceedings, there is not presently pending or threatened by or against the Borrower any suit, action, proceeding, or investigation which, if determined adversely to the Borrower, would have a material adverse effect upon the Borrower's financial condition or ability to conduct its business as such business is presently conducted or is contemplated to be conducted in the foreseeable future.

      5.17  Dividends or Investments. The Borrower shall not:

            (a) Pay any cash dividend or make any other distribution in respect of any class of the Borrower's capital stock.

            (b) Own, redeem, retire, purchase, or acquire any of the Borrower's capital stock.

            (c) Invest in or purchase any stock or securities or rights to purchase any such stock or securities, of any corporation or other entity.

            (d) Merge or consolidate or be merged or consolidated with or into any other corporation or other entity.

            (e) Consolidate any of the Borrower's operations with those of any other corporation or other entity.

            (f)   Organize or create any Related Entity.

            (g) Subordinate any debts or obligations owed to the Borrower by any third party to any other debts owed by such third party to any other Person.

      5.18 Loans. The Borrower shall not make any loans or advances to, nor acquire the Indebtedness of, any Person, provided, however, the foregoing does not prohibit any of the following:

            (a) Advance payments made to the Borrower's suppliers in the ordinary course.

            (b) Advances to the Borrower's officers, employees, and salespersons with respect to reasonable expenses to be incurred by such officers, employees, and salespersons for the benefit of the Borrower, which expenses are properly substantiated by the person seeking such advance and properly reimbursable by the Borrower.

      5.19 Protection of Assets. The Lender, in the Lender's discretion, and from time to time, may discharge any tax or Encumbrance on any of the Collateral, or take any other action that the Lender may deem necessary or desirable to repair, insure, maintain, preserve, collect, or realize upon any of the Collateral. The Lender shall not have any obligation to undertake any of the foregoing and shall have no liability on account of any action so undertaken except where there is a specific finding in a judicial proceeding (in which the Lender has had an opportunity to be heard), from which finding no further appeal is available, that the Lender had acted in actual bad faith or in a grossly negligent manner. The Borrower shall pay to the Lender, on demand, or the Lender, in its discretion, may add to the Loan Account, all amounts paid or incurred by the

Lender pursuant to this section. The obligation of the Borrower to pay such amounts is a Liability.

      5.20 Line of Business. The Borrower shall not engage in any business other than the business in which it is currently engaged or a business reasonably related thereto.

      5.21 Affiliate Transactions. The Borrower shall not make any payment, nor give any value to any Related Entity except for goods and services actually purchased by the Borrower from, or sold by the Borrower to, such Related Entity for a price which shall:

            (a) Be competitive and fully deductible as an "ordinary and necessary business expense" and/or fully depreciable under the Internal Revenue Code of 1986 and the Treasury Regulations, each as amended.

            (b) Not differ from that which would have been charged in an arms length transaction.

      5.22  Executive Pay.

            (a) The only Executive Officers of the Borrower, at the execution of this Agreement, are those individuals referenced in the definition of "Executive Officers".

            (b) Prior to the execution of this Agreement, the Borrower furnished the Lender with copies of all written Executive Agreements and outlines of the salient features of all unwritten Executive Agreements (as amended to date) then extant. There are no unwritten agreements or understandings between the Borrower and any Executive Officer which relate to Executive Pay, written disclosure of which has not been made to the Lender.

            (c) Subject to replacement of any existing Executive Officer, the Borrower will not:

                  (i) Enter into any Executive Agreement not existing at the execution of this Agreement.

                  (ii) Alter, amend, supplement, or otherwise change any Executive Agreement.

                  (iii) Pay, provide, or facilitate any Executive Pay other than as provided in an Executive Agreement or, if not covered by an Executive Agreement, as periled pursuant to Section 5.21, above.

      5.23  Additional Assurances.

            (a) The Borrower is not the owner of, nor has it any interest in, any property or asset which, immediately upon the satisfaction of the conditions precedent to the effectiveness of the credit facility contemplated hereby (Article 4) will not be subject to a perfected security interest in favor of the Lender (subject only to those Encumbrances (if any) described on EXHIBIT 5.5, annexed hereto) to secure the Liabilities.

            (b) The Borrower will not hereafter acquire any asset or any interest in property which is not, immediately upon such acquisition, subject to such a perfected security interest in favor of the Lender to secure the Liabilities (subject only to Encumbrances (if any) permitted pursuant to Section 5.5, above).

            (c) The Borrower shall execute and deliver to the Lender such instruments, documents, and papers, and shall do all such things from time to time hereafter as the Lender may request to carry into effect the provisions and intent of this Agreement; to protect and perfect the Lender's security interests in the Collateral; and to comply with all applicable statutes and laws, and facilitate the collection of the Receivables Collateral. The Borrower shall execute all such instruments as may be required by the Lender with respect to the recordation and/or perfection of the security interests created herein.

            (d) A carbon, photographic, or other reproduction of this Agreement or of any Financing statement or other instrument executed pursuant to this Section 5.23 shall be sufficient for filing to perfect the security interests granted herein.

      5.24  Adequacy of Disclosure.

            (a) All financial statements furnished to the Lender by the Borrower have been prepared in accordance with GAAP consistently applied and present fairly the condition of the Borrower at the date(s) thereof and the results of operations and cash flows for the period(s) covered. There has been no change in the financial condition, results of operations, or cash flows of the Borrower since the date(s) of such financial statements, other than changes in the ordinary course of business, which changes have not been materially adverse, either singularly or in the aggregate.

            (b) The Borrower does not have any contingent obligations or obligation under any Lease or Capital Lease which is not noted in the Borrower's financial statements furnished to the Lender prior to the execution of this Agreement.

            (c) No document, instrument, agreement, or paper now or hereafter given the Lender by or on behalf of the Borrower or any guarantor of the Liabilities in connection with the execution of this Agreement by the Lender contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein not misleading. There is no fact known to the Borrower which has, or which, in the foreseeable future could have, a material adverse effect on the financial condition of the Borrower or any such guarantor which has not been disclosed in writing to the Lender.

      5.25  Minimum Excess Availability. Intentionally omitted.

      5.26 No Material Adverse Change. Except for the Proceedings, there has not been a. Material Adverse Change with respect to Borrower since the date of the latest financial information submitted to Lender on or before the Closing Date and there has been no Material

Adverse Change from the period ended as of the latest financial information supplied hereunder as compared to the Business Plan originally attached hereto as EXHIBIT 9.12(a).

      5.27  2000 Compliance. Intentionally omitted.

      5.28 Other Covenants. The Borrower shall not indirectly do or cause to be done any act which, if done directly by the Borrower, would breach any covenant contained in this Agreement.

      5.29  Administrative Priority; Lien Priority.

            (a) After the entry of the Interim, Borrowing Order, the Borrowers' Liabilities will constitute allowed administrative expenses in the Proceedings having Priority over all administrative expenses and unsecured claims against the Borrowers now existing or hereafter arising, of any kind or nature whatsoever (including, without limitation, all administrative expenses of the kind specified in Sections 503(b) and 507(b) of the Bankruptcy Code), subject to the terms and conditions of the Interim Borrowing Order.

            (b) The liens on the Collateral granted hereby shall be valid and perfected first priority liens to the extent provided in the Interim Borrowing Order.

            Bankruptcy Court Orders. The Interim Borrowing Order is in full force and effect, and has not been reversed, stayed, modified or amended absent the joinder and consent of the Lenders.

      5.30 Interim, Borrowing Order: Permanent Borrowing Order; Administrative Priority; Lien Priority; Payment of Claims

            (a) Without the prior written consent of the Lenders, no Borrower shall at any time seek, consent to or suffer to exist any modification, stay, vacation or amendment of the Interim Borrowing Order or the Permanent Borrowing Order.

            (b) No Borrower shall at any time suffer to exist a priority for any administrative expense or unsecured claim (including, without limitation, any reclamation claim) against any Borrower now existing or hereafter arising of any kind or nature whatsoever (including, without limitation, any administrative expenses of the kind specified in Sections 503(b) and 507(b) of the Bankruptcy
Code) equal or superior to the priority of the Lenders in respect of the Borrowers' Liabilities, except as set forth in the Borrowing Order.

            (c) No Borrower shall at any time suffer to exist any lien on the Collateral having a priority equal or superior to the Liens in respect of the Collateral granted to the Lenders hereby, except for Permitted Liens.

ARTICLE 6. USE AND COLLECTION OF COLLATERAL

      6.1   Use of Inventory Collateral.

            (a) The Borrower shall not engage in any sale of the Inventory (i) other than for fair consideration in the conduct of the Borrower's business in the ordinary course,, or (ii) after notice to Lender, pursuant to Bankruptcy Court ordered going out of business sales; and shall not engage in sales or other dispositions to creditors; sales or other dispositions in bulk; and any use of any of the Inventory in breach of any provision of this Agreement.

            (b) No sale of Inventory shall be on consignment, approval, or under any other circumstances such that, with the exception of the Borrower's customary return policy applicable to the return of inventory purchased by the Borrower's retail customers in the ordinary course, such Inventory may be returned to the Borrower without the consent of the Lender.

      6.2 Inventory Quality. All Inventory now owned or hereafter acquired by the Borrower is and will be of good and merchantable quality and free from defects (other than defects within customary trade tolerances).

      6.3 Adjustments and Allowances. The Borrower may grant such allowances or other adjustments to the Borrower's Account Debtors (exclusive of extending the time for payment of any Account or Account Receivable, which shall not be done without first obtaining the Lender's prior written consent in each instance) as the Borrower may reasonably deem to accord with sound business practice, provided, however, the authority granted the Borrower pursuant to this
Section 6.3 may be limited or terminated by the Lender at any time in the Lender's discretion.

      6.4   Validity of Accounts.

            (a) The amount of each Account shown on the books, records, and invoices of the Borrower represented as owing by each Account Debtor is and will be the correct amount actually owing by such Account Debtor and shall have been fully earned by performance by the Borrower.

            (b) The Borrower has no knowledge of any impairment of the validity or collectibility of any of the Accounts and shall notify the Lender of any such fact immediately after Borrower becomes aware of any such impairment.

            (c) The Borrower shall not post any bond to secure the Borrower's performance under any agreement to which the Borrower is a party nor cause any surety, guarantor, or other third party obligee to become liable to perform any obligation of the Borrower (other than to the Lender) in the event of the Borrower's failure so to perform.

      6.5 Notification to Account Debtors. The Lender shall have the right at any time (whether or not an Event of Default has occurred) to notify any of the Borrower's Account Debtors to make payment directly to the Lender and to collect all amounts due on account of the Collateral.

ARTICLE 7. CASH MANAGEMENT

      7.1   Depository Accounts.


            (a) Annexed hereto as EXHIBIT 7.1 is a Schedule of all present DDA's, which Schedule includes, with respect to each depository (i) the name and address of that depository; (ii) the account number(s) of the account(s) maintained with such depository; (iii) a contact person at such depository; and
(iv) the telephone number of the contact person.

            (b) The Borrower shall deliver to the Lender, as a condition to the effectiveness of this Agreement:

                  (i) Proof of the mailing, to each depository institution with which any DDA is maintained (other than the Funding Account or any Local
DDA) of notification (in form satisfactory to the Lender) of the Lender's interest in such DDA.

                  (ii) An agreement (in form satisfactory to the Lender ) with any depository institution at which a Central Account is maintained.

            (c) The Borrower will not establish any DDA hereafter (other than a Local DDA) unless the Borrower, contemporaneous with such establishment, delivers to the Lender an agreement (in form satisfactory to the Lender) executed on behalf of the depository with which such DDA is being established.

      7.2   Credit Card Receipts.

            (a) Annexed hereto as EXHIBIT 7.2, is a Schedule which describes all arrangements to which the Borrower is a party with respect to the payment to the Borrower of the proceeds of all credit card charges for sales by the Borrower.

            (b) The Borrower shall deliver to the Lender, as a condition to the effectiveness of this Agreement proof of the mailing to each of the Borrower's credit card clearinghouses and processors of notice (in form satisfactory to the Lender), which notice provides that payment of all credit card charges submitted by the Borrower to that clearinghouse or other processor and any other amount payable to the Borrower by such clearinghouse or other processor shall be directed to the Central Account. The Borrower shall not change such direction or designation except upon and with the prior written consent of the Lender.

      7.3   The Concentration and the Funding Accounts.


            (a) The following checking accounts have been or will be established (and are so referred to herein):

                  (i) The Concentration Account: Established by the Lender with The Chase Manhattan Bank, N.A.

                  (ii) The Funding Account: Established by the Borrower with NationsBank, N.A.

                  (iii) The Central Account: Established by the Borrower with NationsBank, N.A.

            (b) The contents of the Central Account constitutes Collateral and Proceeds of Collateral.

            (c)   The Borrower:

                  (i) Contemporaneous with the execution of this Agreement, shall provide the Lender with such agreement of the depository with which the Central Account is maintained as may be satisfactory to the Lender.

                  (ii) Shall not establish any Central Account hereafter except upon not less than thirty (30) days prior written notice to the Lender and the delivery to the Lender of a similar such agreement.

            (d) The Borrower shall pay all fees and charges of, and maintain such impressed balances as may be required by the Lender or by any bank in which any account is opened as required hereby (even if such account is opened by the Lender).

      7.4   Proceeds and Collection of Accounts.

            (a) All Receipts constitute Collateral and proceeds of Collateral and shall be held in trust by the Borrower for the Lender; shall not be commingled with any of the Borrower's other funds; and shall be deposited and/or transferred only to the Central Account.

            (b) The Borrower shall cause the ACH or wire transfer to the Central Account, no less frequently than daily (and whether or not there is then an outstanding balance in the Loan Account) of.

                  (i) The then contents of each DDA (other than (A) any Local DDA and (B) the Funding Account), each such transfer to be net of any minimum balance, not to exceed Seven Hundred Fifty Dollars ($750.00), as may be required to be maintained in the subject DDA by the bank at which such DDA is maintained.

                  (ii) The proceeds of all credit card charges not otherwise provided for pursuant hereto.

Telephone advice (confirmed by written notice) shall be provided to the Lender on each Banking Day on which any such transfer is made.

            (c) Whether or not any Liabilities are then outstanding, the Borrower shall cause the ACH or wire transfer to the Concentration Account; no less frequently than daily, of then entire previous day's closing collected balance of the Central Account.

            (d)   In the event that, notwithstanding the provisions of this
Section 7.4, the Borrower receives or otherwise has dominion and control of any Receipts, or any proceeds or collections of any Collateral, such Receipts, proceeds, and collections shall be held in trust by the Borrower for the Lender and shall not be commingled with any of the Borrower's other funds or deposited in any account of the Borrower other than as instructed by the Lender.

      7.5   Payment of Liabilities.

            (a) On each Banking Day, the Lender shall apply upon receipt by Lender, towards the Liabilities, the then collected balance of the Central Account (net of fees charged, and of such impressed balances as may be required by the bank at which the Central Account is maintained), provided, however, for purposes of the calculation of interest on the unpaid principal balance of the Loan Account, such payment shall be deemed to have been made two (2) Banking Days after such transfer.

            (b) The Lender shall transfer to the Funding Account any surplus in excess of the Liabilities in the Concentration Account (attributable to Borrower) remaining after the application towards the Liabilities referred to in
Section 7.5(a), above (less those amounts which are to be netted out, as provided therein) provided, however, in the event that both (i) a Suspension Event has occurred and (ii) one or more L/C's are then outstanding, the Lender may establish a funded reserve of up to one hundred ten (110%) percent of the aggregate Stated Amounts of such L/C's.

      7.6 The Funding Account. Except as otherwise specifically provided in, or permitted by, this Agreement, all checks shall be drawn by the Borrower upon, and other disbursements made by the Borrower solely from, the Funding Account.

ARTICLE 8. LENDER AS BORROWER'S ATTORNEY-IN-FACT

      8.1 Appointment as Attorney-In-Fact. The Borrower hereby irrevocably constitutes and appoints the Lender as the Borrower's true and lawful attorney, with full power of substitution, to convert the Collateral into cash at the sole risk, cost, and expense of the Borrower, but for the sole benefit of the Lender. The rights and powers granted the Lender by this appointment include but are not limited to the right and power to:

            (a) Prosecute, defend, compromise, or release any action relating to the Collateral.

            (b) Sign change of address forms to change the address to which the Borrower's mail is to be sent to such address as the Lender shall designate; receive and open the Borrower's mail; remove any Receivables Collateral and Proceeds of Collateral therefrom and turn over the balance of such mail either to the Borrower or to any trustee in bankruptcy, receiver, assignee for the benefit of creditors of the Borrower, or other legal representative of the Borrower whom the Lender determines to be the appropriate person to whom to so turn over such mail.

            (c) Endorse the name of the Borrower in favor of the Lender upon any and all checks, drafts, notes, acceptances, or other items or instruments; sign and endorse the name of the Borrower on, and receive as secured party, any of the Collateral, any invoices, schedules of Collateral, freight or express receipts, or bills of lading, storage receipts, warehouse receipts, or other documents of title respectively relating to the Collateral.

            (d) Sign the name of the Borrower on any notice to the Borrower's Account Debtors or verification of the Receivables Collateral; sign the Borrower's name on any Proof of Claim in Bankruptcy against Account Debtors, and on notices of lien, claims of mechanic's liens, or assignments or releases of mechanic's liens securing the Accounts.

            (e) Take all such action as may be necessary to obtain the payment of any letter of credit and/or banker's acceptance of which the Borrower is a beneficiary.

            (f) Repair, manufacture, assemble, complete, package, deliver, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any customer of the Borrower.

            (g) Use, license or transfer any or all General Intangibles of the Borrower.

            (h) Sign and file or record any financing or other statements in order to perfect or protect the Lender's security interest in the Collateral.

      8.2 No Obligation to Act. The Lender shall not be obligated to do any of the acts or to exercise any of the powers authorized by Section 8.1 herein, but if the Lender elects to do any such act or to exercise any of such powers, it shall not be accountable for more than, it actually receives as a result of such exercise of power, and shall not be responsible to the Borrower for any act or omission to act except for any act or omission to act as to which there is a final determination made in a judicial proceeding (in which proceeding the Lender has had an opportunity to be heard) which determination includes a specific finding that the subject act or omission to act had been grossly negligent or in actual bad faith.

ARTICLE 9. FINANCIAL AND OTHER REPORTING REQUIREMENTS/FINANCIAL COVENANTS

      9.1   Maintain Records. The Borrower shall:

            (a) At all times, keep proper books of account, in which full, true, and accurate: entries shall be made of all of the Borrower's transactions, all in accordance with GAAP applied consistently with prior periods to fairly reflect the financial condition of the Borrower at the close of, and its results of operations for, the periods in question.

            (b) Timely provide the Lender with those financial reports, statements, and schedules required by this Article 9 or otherwise, each of which reports, statements and schedules shall be prepared, to the extent applicable, in accordance with GAAP applied consistently with prior periods to fairly reflect the financial condition of the Borrower at the close of, and its results of operations for, the period(s) covered therein.

            (c) At all times, keep accurate current records of the Collateral including, without limitation, accurate current stock, cost, and sales records of its Inventory, accurately and sufficiently itemizing and describing the kinds, types, and quantities of Inventory and the cost and selling prices thereof.

            (d) At all times, retain independent certified public accountants who are reasonably satisfactory to the Lender and instruct such accountants to fully cooperate with, and be available to, the Lender to discuss the Borrower's financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such accountants, as may be raised by the Lender.

            (e)   Not change the Borrower's fiscal year.

            (f)   Not change the Borrower's taxpayer identification number.

      9.2   Access to Records.

            (a) The Borrower shall accord the Lender and the Lender's representatives with access from time to time as the Lender and such representatives may reasonably require to all properties owned by or over which the Borrower has control. The Lender and the Lender's representatives shall have the right, and the Borrower will permit the Lender and such representatives from time to time as the Lender and such representatives may reasonably request, to examine, inspect, copy, and make extracts from any and all of the Borrower's books, records, electronically stored data, papers, and files. The Borrower shall make all of the Borrower's copying facilities available to the Lender.

            (b) The Borrower hereby authorizes the Lender and the Lender's ] representatives to:

                  (i) Inspect, copy, duplicate, review, cause to be reduced to hard copy, run off, draw off, and otherwise use any and all computer or electronically stored information or data which relates to the Borrower, or any service bureau, contractor, accountant, or other person, and directs any such service bureau, contractor, accountant, or other person fully to cooperate with the Lender and the Lender's representatives with respect thereto.

                  (ii) Verify at any time the Collateral or any portion thereof, including verification with Account Debtors, and/or with the Borrower's computer billing companies, collection agencies, and accountants and to sign the name of the Borrower on any notice to the Borrower's Account Debtors or verification of the Collateral.

      9.3   Immediate Notice to Lender.

            (a) The Borrower shall provide the Lender with written notice immediately upon the occurrence of any of the following events, which written notice shall be with reasonable particularity as to the facts and circumstances in respect of which such notice is being given:

                  (i) Any change in the Borrower's Executive Officers, officers, directors, controllers or key employees.

                  (ii) The completion of any physical count of the Borrower's Inventory (together with a copy of the certified results thereof).

                  (iii) Any ceasing of the Borrower's making of payment, in the ordinary course, to any of its creditors (including the ceasing of the making of such payments on account of a dispute with the subject creditor).

                  (iv) Any failure by the Borrower to pay rent at any of the Borrower's locations, which failure continues for more than three (3) days following the day on which such rent first came due. If Borrower has any dispute with any Landlord with respect to rent payable or other matters, Borrower shall give Lender written notice of said dispute.

                  (v) Any failure by Borrower to pay trade liabilities or other expense liabilities in accordance with their past business practices.

                  (vi) Any material change in the business, operations, or financial affairs of the Borrower.

                  (vii) The occurrence of any Suspension Event.

                  (viii) Any intention on the part of the Borrower to discharge the Borrower's present independent accountants or any withdrawal or resignation by such independent accountants from their acting in such capacity (as to which, see Subsection 9.1(d)).

                  (ix) Any litigation which, if determined adversely to the Borrower, might have a material adverse effect on the financial condition of the Borrower.

      (b)   The Borrower shall:

            (i) Provide the Lender, when so distributed, with copies of any materials distributed to the shareholders of the Borrower (qua such shareholders).

            (ii) Add the Lender as an addressee on all- mailing lists maintained by or for the Borrower.

            (iii) At the request of the Lender, from time to time, provide the Lender with copies of all advertising (including copies of all print advertising and duplicate tapes of all video and radio advertising).

            (iv) Provide the Lender, when received by the Borrower, with a copy of any management letter or similar communications from any accountant of the Borrower.

      9.4 Borrowing Base Certificate. The Borrower shall provide the Lender, daily, with a Borrowing Base Certificate (in the form of EXHIBIT 9.4 annexed hereto, as such form may be revised from time to time by the Lender). Such Certificate may be sent to the Lender by facsimile transmission, provided that the original thereof is forwarded to the Lender on the date of such transmission at their request. No adjustments to the Borrowing Base Certificate may be made without support documentation and such other documentation as may be requested by Lender from time to time.

      9.5 Reports. Lender shall provide weekly and monthly reports to Borrower in accordance with the reporting schedule set forth in EXHIBIT 9.5.

      9.6   Monthly Reports. Intentionally omitted.

      9.7 Quarterly Reports. Quarterly, within forty five (45) days following the end of each of the Borrower's fiscal quarters, the Borrower shall provide the Lender with an original counterpart of a management prepared financial statement of the Borrower for the period from the beginning of the Borrower's then current fiscal year through the end of the subject quarter, with comparative information for the same period of the previous fiscal, year, which statement shall include, at a minimum, a balance sheet, income statement (on a store specific and on a "consolidated" basis), statement of changes in shareholders' equity, and cash flows and comparisons for the corresponding quarter of the then Immediately previous year, as well as to the Business Plan.

      9.8   Annual Reports.

            (a) In addition to the monthly reports required under Article 9.6, annually, within ninety (90) days following the end of the Borrower's fiscal year, the Borrower shall furnish the Lender with an original signed counterpart of the Borrower's annual financial statement, which statement shall have been prepared by, and bearing the unqualified opinion of, the Borrower's independent certified public accountants (i.e. said statement shall be "certified" by such accountants). Such annual statement shall include, at a minimum (with comparative information for the then prior fiscal year) a balance sheet, income statement, statement of changes in shareholders' equity, and cash flows.

            (b) Each annual statement shall be accompanied by such accountant's certificate indicating that to the best knowledge of such accountant, no event has occurred which is or which, solely with the passage of time or the giving of notice (or both) would be, an Event of Default.

            (c) Borrower shall provide interim draft annual financial statements (inclusive of subsequent periods, until year end statements are delivered) within thirty (30) days of each year end.

      9.9   Officers' Certificates. The Borrower shall cause the
Borrower's President and Chief Financial Officer respectively to provide such Person's Certificate with those monthly, quarterly, and annual statements to be furnished pursuant to this Agreement, which Certificate shall:

            (a) Indicate that the subject statement was prepared in accordance with GAAP consistently applied, and presents fairly the financial condition of the Borrower at the close of, and the results of the Borrower's operations and cash flows for, the period(s) covered, subject, however (with the exception of the Certificate which accompanies such annual statement) to usual year end adjustments.

            (b)   Indicate either that (i) no Suspension Event has occurred or
(ii) if such an event has occurred, its nature (in reasonable detail) and the steps (if any) being taken or contemplated by the Borrower to be taken on account thereof.

            (c) Include calculations concerning the Borrower's compliance (or failure to comply) at the date of the subject statement with each of the financial performance covenants included in Section 9.12, below.

            (d) Indicate that all taxes (broken down by type and taxing authority) have or have not been paid. (e) Indicate that all rent and additional rent (broken down by store location) due pursuant to any store lease have or have not been paid.

      9.10  Inventories, Appraisals, and Audits.

            (a) The Lender, at the expense of the Borrower, may participate in and/or observe each physical count and/or inventory of so much of the Collateral as consists of Inventory which is undertaken on behalf of the Borrower.

            (b) Upon the Lender's request from time to time, the Borrower shall obtain, or shall permit the Lender to obtain (in all events, at the Borrower's expense) financial or SKU based physical counts and/or inventories of the Collateral, conducted by such inventory takers as are satisfactory to the Lender and following such methodology as may be required by the Lender, each of which physical counts and/or financial or SKU based inventories shall be observed by the Borrower's accountants. The Lender will require the Borrower to conduct two (2) such counts and/or inventories during each twelve (12) month period during which this Agreement is in effect, but in its discretion, may undertake additional such counts or inventories during such period. The draft or unaudited results of all inventories or counts shall be furnished to Lender within five (5) business days of the taking of such inventories or counts.

            (c) Upon the Lender's reasonable request from time to time, the Borrower shall permit the Lender to obtain appraisals (in all events, at the Borrower's expense) conducted by such appraisers as are satisfactory to the Lender.

            (d) The Lender contemplates conducting three (3) commercial finance audits (in each event, at the Borrower's expense) of the Borrower's books and records during any twelve (12) month period during which this Agreement is in effect, but in its discretion, may undertake additional such audits during such period.

            (e) The Lender from time to time (in all events, at the Borrower's expense) may undertake "mystery shopping" (so-called) visits to all or any of the Borrower's business premises. The Lender shall provide the Borrower with a copy of any non-company confidential results of such mystery shopping upon Borrower's written request.

      9.11  Additional Financial Information.

            (a) In addition to all other information required to be provided pursuant to this Article 9, the Borrower promptly shall provide the Lender with such other and additional information concerning the Borrower and any guarantor of the Liabilities, the Collateral, the operation of the Borrower's business, and the Borrower's financial condition, including original counterparts of financial reports and statements, as the Lender may from time to time request from the Borrower.

            (b) The Borrower may provide the Lender, from time to time hereafter, with updated Business Plans. In all events, the Borrower, not later than sixty (60) days prior to the end of each of the Borrower's fiscal years, shall furnish the Lender with an updated and extended Business Plan which shall go out at least through the end of the then next fiscal year and the final Business Plan within fifteen (15) days of the end of Borrower's fiscal year. In each event, such updated and extended Business Plans shall be prepared pursuant to a methodology and shall include such assumptions as are satisfactory to the Lender. Routinely throughout the year, the Lender, following the receipt of any of such revised forecast which reflects material adverse business performance, may, but shall not be under any obligation to, revise the financial performance covenants included on EXHIBIT 9.12, annexed hereto.

      9.12 Financial Performance Covenants. The Borrower shall observe and comply with those financial performance covenants set forth on EXHIBIT 9.12(a), annexed hereto, certain of which covenants are based on the Business Plan set forth on EXHIBIT 9.12(b), annexed hereto.

      9.13 Electronic Reporting. At Lender's option all information and reports required to be substituted to Lender by Borrower shall be transmitted electronically pursuant to an electronic transmitting reporting system and shall be in a record layout format designated by Lender from time to time.

ARTICLE 10. EVENTS OF DEFAULT

      The occurrence of any event described in this Article 10 respectively shall constitute an "Event of Default" herein. Upon the occurrence of any Event of Default described in Section 10-11, any and all Liabilities shall become due and payable without any further act on the part of the Lender. Upon the occurrence of any other Event of Default, any and all Liabilities shall become immediately due and payable, at the option of the Lender and without notice or demand. The occurrence of any Event of Default shall also constitute, without notice or demand, a default under all other agreements between the Lender and the Borrower and instruments and papers given the Lender by the Borrower, whether such agreements, instruments, or papers now exist or hereafter arise.

      10.1 Failure to Pay Revolving Credit. The failure by the Borrower to pay any amount when due and payable or when declared due and payable under the Revolving Credit.

      10.2 Failure To Make Other Payments. The failure by the Borrower to pay when due (or upon demand, if payable on demand) any payment Liability other than under the Revolving Credit.

      10.3 Failure to Perform Covenant or Liability (No Grace Period). The failure by the Borrower to promptly, punctually, faithfully and timely perform, discharge, or comply with any covenant or Liability not otherwise described in section 10.1 or section 10.2, above, and included in any of the following provisions hereof:

              Section                           Relates to:
              -------                           ----------

              5-4                               Location of Collateral
              5-5                               Title to Assets
              5-6                               Indebtedness
              5-7                               Insurance Policies
              5-12                              Pay Taxes
              5-21                              Affiliate Transactions
              5-23                              Additional Assurances
              Article 7                         Cash Management
              Article 9                         Financial Reporting Requirements and
                                                Financial Covenants

      10.4 Failure to Perform Covenant or Liability (Grace Period). The failure by the Borrower to promptly, punctually and faithfully perform, or observe any term, covenant or agreement on its part to be performed or observed pursuant to any of the provisions of this Agreement, other than those described in Sections 10.1, 10.2 or 10.3, or in any other agreement with Lender which is not remedied within the earlier of ten (10) days after (i) notice thereof by Lender to Borrower, or (ii) the date Borrower was required to give notice to Lender pursuant to Section 9.3(a)(vi) hereof.

      10.5 Misrepresentation. The determination by the Lender that any representation or warranty at any time made by the Borrower to the Lender, was not true or complete in all material respects when given.

      10.6 Acceleration of Other Debt Breach of Lease. The occurrence of any event such that any Indebtedness of the Borrower to any creditor other than the Lender could be accelerated or, without the consent of the Borrower, any Lease could be terminated (whether or not the subject creditor or lessor takes any action on account of such occurrence).

      10.7 Default Under Other Agreements. The occurrence of any breach or default under any agreement between the Lender and the Borrower or instrument or paper given the Lender by the Borrower, whether such agreement, instrument, or paper now exists or hereafter arises (notwithstanding that the Lender may not have exercised its rights upon default under any such other agreement, instrument or paper).

      10.8 Casualty Loss, Non-Ordinary Course Sales. The occurrence of any (a) uninsured loss, theft, damage, or destruction of or to any material portion of the Collateral, or (b) sale (other than sales in the ordinary course of business) of any material portion of the Collateral.

      10.9  Judgment, Restraint of Business.

            (a) The service of process upon the Lender or any Participant seeking to attach, by trustee, mesne, or other process, any of the Borrower's funds on deposit with, or assets of the Borrower in the possession of, the Lender or such Participant.

            (b) The entry of any judgment against the Borrower, which judgment is not satisfied (if a money judgment) or appealed from (with execution or similar process stayed) within fifteen (15) days of its entry.

            (c) The entry of any order or the imposition of any other process having the force of law, the effect of which is to restrain in any material way the conduct by the Borrower of its business in the ordinary course.

      10.10 Business Failure. Except for the Proceedings, any act by, against, or relating to the Borrower, or its property or assets, which act constitutes the application for, consent to, or sufferance of the appointment of a receiver, trustee, or other person, pursuant to court action or otherwise, over all, or any part of the Borrower's property; the granting of any trust mortgage or execution of an assignment for the benefit of the creditors of the Borrower, or the occurrence of any other voluntary or involuntary liquidation or extension of debt agreement for the Borrower; or the offering by or entering into by the Borrower of any composition, extension, or any other arrangement seeking relief from or extension of the debts of the Borrower, or the initiation of any other judicial or non-judicial proceeding or agreement by, against, or including the Borrower which seeks or intends to accomplish a reorganization or arrangement with creditors.

      10.11 Bankruptcy. Except in connection with the Proceedings, the failure by the Borrower to generally pay the debts of the Borrower as they mature; the filing of any complaint, application or petition by or against the Borrower initiating any matter in which the Borrower is or may be granted any relief from the debts of the Borrower pursuant to the Bankruptcy Code or any other insolvency statute or procedure.

      10.12 Insecurity. The occurrence of any event or circumstance with respect to the Borrower such that Lender shall believe in good faith that the prospect of payment of all or any part of the Liabilities or the performance by the Borrower under this Agreement or any other agreement between the Lender and the Borrower is impaired or there shall occur any Material Adverse Change.

      10.13 Default by Guarantor or Related Entity. Intentionally omitted.

      10.14 Indictment - Forfeiture. The indictment of, or institution of any legal process or proceeding against, the Borrower, any Executive Officer or any guarantor of the liabilities under any federal, state, municipal, and other civil or criminal statute, rule, regulation, order, or other requirement having the force of law where the relief, penalties, or remedies sought or available include the forfeiture of any property of the Borrower and/or the imposition of any stay or other order, the effect of which could be to restrain in any material way the conduct by the Borrower of its business in the ordinary course.

      10.15 Termination of Guaranty. Intentionally omitted.

      10.16 Challenge to Loan Documents.

            (a) Any challenge by or on behalf of the Borrower or any guarantor of the Liabilities to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document's terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto.

            (b) Any determination by any court or any other judicial or government authority that any Loan Document is not enforceable strictly in accordance with the subject Loan Document's terms or which voids, avoids, limits, or otherwise adversely affects any security interest created by any Loan Document or any payment made pursuant thereto.

      10.17 Executive Management. Intentionally omitted.

      10.18 Change in Control. Intentionally omitted.

      10.19 Material Adverse Change. If there is a Material Adverse Change.

ARTICLE 11. RIGHTS AND REMEDIES UPON DEFAULT

      In addition to all of the rights, remedies, powers, privileges, and discretions which the Lender is provided prior to the occurrence of an Event of Default, the Lender shall have the following rights and remedies upon the occurrence of any Event of Default and at any time thereafter. No stay which otherwise might be imposed pursuant to the Bankruptcy Code or otherwise shall stay, limit, prevent, hinder, delay, restrict, or otherwise prevent the Lender's exercise of any of such rights and remedies.

      11.1 Rights of Enforcement. The Lender shall have all of the rights and remedies of a secured party upon default under the UCC, in addition to which the Lender shall have all and each of the following rights and remedies:

            (a) To collect the Receivables Collateral with or without the taking of possession of any of the Collateral.

            (b)   To take possession of all or any portion of the Collateral.

            (c) To sell, lease, or otherwise dispose of any or all of the Collateral, in its then condition or following such preparation or processing as the Lender deems advisable and with or without the taking of possession of any of the Collateral.

            (d) To conduct one or more going out of business sales which include the sale or other disposition of the Collateral.

            (e) To apply the Receivables Collateral or the proceeds of the Collateral towards (but not necessarily in complete satisfaction of) the Liabilities.

            (f) To exercise all or any of the rights, remedies, powers, privileges, and discretions under all or any of the Loan Documents.

      11.2  Sale of Collateral.

            (a) Any sale or other disposition of the Collateral may be at public or private sale upon such terms and in such manner as the Lender deems advisable, having due regard to compliance with any statute or regulation which might affect, limit, or apply to the Lender's disposition of the Collateral.

            (b) The Lender, in the exercise of the Lender's rights and remedies upon default, may conduct one or more going out of business sales, in the Lender's own right or by one or more agents and contractors. Such sale(s) may be conducted upon any premises owned, leased, or occupied by the Borrower. The Lender and any such agent or contractor, in conjunction with any such sale, may augment the Inventory with other goods (all of which other goods shall remain the sole property of the Lender or such agent or contractor). Any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and expenses incurred in their disposition) shall be the sole property of the Lender or such agent or contractor and neither the Borrower nor any Person claiming under or in right of the Borrower shall have any interest therein.

            (c) Unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Lender shall provide the Borrower with such notice as may be practicable under the circumstances), the Lender shall give the Borrower at least five (5) days prior written notice of the date, time, and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral may be made. The Borrower agrees that such written notice shall satisfy all requirements for notice to the Borrower which are imposed under the UCC or other applicable law with respect to the exercise of the Lender's rights and remedies upon default.

            (d) The Lender may purchase the Collateral, or any portion of it at any sale held under this Article.

            (e) The Lender shall apply the proceeds of any exercise of the Lender's Rights and Remedies under this Article 11 towards the Liabilities in such manner, and with such frequency, as the Lender determines.

      11.3 Occupation of Business Location. In connection with the Lender's exercise of the Lender's rights under this Article 11, the Lender may enter upon, occupy, and use any premises owned or occupied by the Borrower, and may exclude the Borrower from such premises or portion thereof as may have been so entered upon, occupied, or used by the Lender . The Lender shall not be required to remove any of the Collateral from any such premises upon the Lender's taking possession thereof, and may render any Collateral unusable to the Borrower. In no event shall the Lender be liable to the Borrower for use or occupancy by the Lender of any premises pursuant to this Article 11, nor for any charge (such as wages for the Borrower's employees and utilities) incurred in connection with the Lender's exercise of the Lender's Rights and Remedies.

      11.4 Grant of Nonexclusive License. The Borrower hereby grants to the Lender a royalty free nonexclusive irrevocable license to use, apply, and affix any trademark, trade name, logo, or the like in which the Borrower now or hereafter has rights, such license being with respect to the Lender's exercise of the rights hereunder including, without limitation, in connection with any completion of the manufacture of Inventory or sale or other disposition of Inventory.

      11.5 Assembly of Collateral. The Lender may require the Borrower to assemble the Collateral and make it available to the Lender at the Borrower's sole risk and expense at a place or places which are reasonably convenient to both the Lender and Borrower.

      11.6 Rights and Remedies. The rights, remedies, powers, privileges, and discretions of the Lender hereunder (herein, the "Lender's Rights and Remedies") shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No delay or omission by the Lender in exercising or enforcing any of the Lender's Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by the Lender of any Event of Default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement. No single or partial exercise of any of the Lender's Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Lender and any person, at any time, shall preclude the other or further exercise of the Lender's Rights and Remedies. No waiver by the Lender of any of the Lender's Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. All of the Lender's Rights and Remedies and all of the Lender's rights, remedies, powers, privileges, and discretions under any other agreement or transaction are cumulative, and not alternative or exclusive, and may be exercised by the Lender at such time or times and in such order of preference as the Lender in its sole discretion may determine. The Lender's Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Liabilities.

ARTICLE 12. NOTICES

      12.1 Notice Addresses. All notices, demands, and other communications made in respect of this Agreement (other than a request for a loan or advance or other financial accommodation under the Revolving Credit) shall be made to the following addresses, each (if which may be changed upon seven (7) days written notice to all others given by certified mail, return receipt requested:

       If to the Lender:            Paragon Capital LLC
                                    Hillsite Office Building
                                    75 Second Avenue, Suite 400
                                    Needham, Massachusetts 02194
                                    Attention:      Andrew H. Moser, President
                                    Phone:          (781) 707-2100
                                    Fax:            (781) 707-2107

       With a copy to:              Joel B. Rosenthal, Esq.
                                    Shapiro, Israel & Weiner, P.C.
                                    100 North Washington Street
                                    Boston, Massachusetts 02114
                                    Phone:          (617) 742-4200
                                    Fax:            (617) 742-2355

       If to the Borrower:          Crown Books Corporation
                                    3300 75th Avenue
                                    Landover, Maryland 20785
                                    Attention: Anna Currence
                                    Phone:          (301)226-1252
                                    Fax:            (301)226-1839

       With a copy to:              Young Conway Stargatt & Taylor, LLP
                                    Eleventh Floor
                                    Rodney Square North
                                    P.O. Box 391
                                    Wilmington, DE 19899-0391
                                    Attention: S. David Peress, Esquire
                                    Phone:          (302) 571-6634
                                    Fax:            (302) 571-1253



      12.2  Notice Given.

            (a) Except as otherwise specifically provided herein, notices shall be deemed made and correspondence received, as follows (all times being local to the place of delivery or receipt):

                  (i)   By mail: the sooner of when actually received or three
(3) days following deposit in the United States mail, postage prepaid.

                  (ii) By recognized overnight express delivery: the Banking Day following the day when sent.

                  (iii) By hand: If delivered on a Banking Day after 9:00 A.M. and no later than three (3) hours prior to the close of customary business hours of the recipient, when delivered. Otherwise, at the opening of the then next Banking Day.

                  (iv) By facsimile transmission (which must include a header indicated the party sending such transmission): If sent on a Banking Day after 9:00 A.M. and no later than Three (3) hours prior to the close of customary business hours of the recipient, one (1) hour after being sent. Otherwise, at the opening of the then next Banking Day.

            (b) Rejection or refusal to accept delivery and inability to deliver because of a changed address or facsimile number for which no due notice was given shall each be deemed receipt of the notice sent.

ARTICLE 13. TERM

      13.1 Termination of Revolving Credit. This Agreement is, and is intended to be, a continuing agreement and shall remain in full force and effect for an initial term ending on the Maturity Date, and thereafter for successive one-month periods at the sole discretion of the Lender. Notwithstanding the foregoing, this Agreement shall terminate upon (i) appointment of a Chapter 11 Trustee; (ii) conversion of Debtor's present Chapter 11 case to a Chapter 7 case; (iii) confirmation of a Chapter 11 plan; or (iv) the occurrence of an "event of default" under the Borrowing Order. Lender may terminate this Agreement immediately and without notice upon the occurrence of an Event of Default. Notwithstanding the foregoing or anything in this Agreement or elsewhere to the contrary, the security interest, Lender's rights and remedies hereunder and Borrower's obligations and liabilities hereunder shall survive any termination of this Agreement and shall remain in full force and effect until all of the Liabilities outstanding, or contracted or committed for (whether or not outstanding), before the receipt of such notice by Lender, and any extensions or renewals thereof (whether made before or after receipt of such notice), together with interest accruing thereon after such notice, shall be finally and irrevocably paid in full. No Collateral shall be released or financing statement terminated until such final and irrevocable payment in full of the Liabilities, as described in the preceding sentence.

      13.2 Effect of Termination. Upon the termination of Revolving Credit, the Borrower shall pay the Lender (whether or not then due), in immediately available funds, all then Liabilities including, without limitation: the entire balance of the Loan Account; any then remaining installments of the Commitment Fee; any then remaining balance of the Loan Maintenance Fee; any accrued and unpaid Unused Line Fee; and all unreimbursed costs and expenses of the Lender for which the Borrower is responsible, and shall make such arrangements concerning any L/C's then outstanding are reasonably satisfactory to the Lender. Until such payment, all provisions of this Agreement, other than those contained in Article I which place an obligation on the Lender to make any loans or advances or to provide financial accommodations under the Revolving Credit or otherwise, shall remain in full force and effect until all Liabilities shall have been paid in full, The release by the Lender of the security interests granted the Lender by the Borrower hereunder may be upon such conditions and indemnifications as the Lender may require.

ARTICLE 14. GENERAL

      14.1 Protection of Collateral. The Lender has no duty as to the collection or protection of the Collateral beyond the safe custody of such of the Collateral as may come into the possession of the Lender and shall have no duty as to the preservation of rights against prior parties or any other rights pertaining thereto. The Lender may include reference to the Borrower (and may utilize any logo or other distinctive symbol associated with the Borrower) in connection with any advertising, promotion, or marketing undertaken by the Lender.

      14.2 Successors and Assigns. This Agreement shall be binding upon the Borrower and the Borrower's representatives, successors, and assigns and shall ensure to the benefit of the Lender and the Lender's successors and assigns provided, however, no trustee or other fiduciary appointed with respect to the Borrower shall have any rights hereunder. In the event that the Lender assigns or transfers its rights under this Agreement, the assignee shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of the Lender hereunder and the Lender shall thereupon be discharged and relieved from its duties and obligations hereunder.

      14.3 Severability. Any determination that any provision of this Agreement or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance or the validity, legality, or enforceability of any other provision of this Agreement.

      14.4  Amendments, Course of Dealing.

            (a) This Agreement and the other Loan Documents incorporate all discussions and negotiations between the Borrower and the Lender, either express or implied, concerning the matters included herein and in such other instruments, any custom, usage, or course of dealings to the contrary notwithstanding. No such discussions, negotiations, custom, usage, or course of dealings shall limit, modify, or otherwise affect the provisions thereof. No failure by the Lender to give notice to the Borrower of the Borrower's having failed to observe and comply with any warranty or covenant included in any Loan Document shall constitute a waiver of such warranty or covenant or the amendment of the subject Loan Document. No change made by the Lender in the manner by which Availability is determined shall obligate the Lender to continue to determine Availability in that manner.

            (b) The Borrower may undertake any action otherwise prohibited hereby, and may omit to take any action otherwise required hereby, upon and with the express prior written consent of the Lender. No consent, modification, amendment, or waiver of any provision of any Loan Document shall be effective unless executed in writing by or on behalf of the party to be charged with such modification, amendment, or waiver (and if such party is the Lender, then by a duly authorized officer thereof). Any modification, amendment, or waiver provided by the Lender shall be in reliance upon all representations and warranties theretofore made to the Lender by or on behalf of the Borrower (and any guarantor, endorser, or surety of the Liabilities) and consequently may be rescinded in the event that any of such representations or warranties was not true and complete in all material respects when given.

            14.5 Power of Attorney. In connection with all powers of attorney included in this Agreement, the Borrower hereby grants unto the Lender full power to do any and all things necessary or appropriate in connection with the exercise of such powers as fully and effectually as the Borrower might or could do, hereby ratifying all that said attorney shall do or cause to be done by virtue of this Agreement. No power of attorney set forth in this Agreement shall be affected by any disability or incapacity suffered by the Borrower and each shall survive the same. All powers conferred upon the Lender by this Agreement, being coupled with an interest, shall be irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Lender.

            14.6 Application of Proceeds. The proceeds of any collection, sale, or disposition of the Collateral, or of any other payments received hereunder, shall be applied towards the Liabilities in such order and manner as the Lender determines in its sole discretion. The Borrower shall remain liable for any deficiency remaining following such application.

            14.7 Lender's Costs and Expenses. The Borrower shall pay on demand all Costs of Collection and all reasonable expenses of the Lender and Lender's participants in connection with the preparation, execution, and delivery of this Agreement and of any other Loan Documents, whether now existing or hereafter arising, and all other reasonable expenses which may be incurred by the Lender in monitoring compliance with this Agreement and in connection with any reasonable activity conducted in connection with Debtor's Chapter 11 proceedings and in preparing or amending this Agreement and all other agreements, instruments, and documents related thereto, or otherwise incurred with respect to the Liabilities, including, without limiting the generality of the foregoing, any counsel fees or expenses incurred in any bankruptcy or insolvency proceedings. The Borrower specifically authorizes the Lender to pay all such fees and expenses and in the Lender's discretion, to add such fees and expenses to the Loan Account. Borrower shall be obligated, from time to time, to pay Lender's fees, including reasonable attorneys' fees and expenses for the preparation, negotiation, amendment and interpretation of this Agreement and related documents.

            14.8 Copies and Facsimiles. This Agreement and all documents which relate thereto, which have been or may be hereinafter furnished the Lender may be reproduced by the Lender by any photographic, microfilm, xerographic, digital imaging, or other process, and the Lender may destroy any document so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business). Any facsimile which bears proof of transmission shall be binding on the party which or on whose behalf such transmission was initiated and likewise shall be so admissible in evidence as if the original of such facsimile had been delivered to the party which or on whose behalf such transmission was received.

            14.9 Massachusetts Law. This Agreement and all rights and obligations hereunder, including matters of construction, validity, and performance, shall be governed by the laws of the Commonwealth of Massachusetts.

      14.10 Consent to Jurisdiction.

            (a) The Borrower agrees that any legal action, proceeding, case, or controversy against the Borrower with respect to any Loan Document may be brought in the United States Bankruptcy Court, District of Delaware, sitting in Wilmington, Delaware. By execution and delivery of this Agreement, the Borrower, for itself and in respect of its property, accepts, submits, and consents generally and unconditionally, to the jurisdiction of the aforesaid court.

            (b) The Borrower agrees that any action commenced by the Borrower asserting any claim or counterclaim arising under or in connection with this Agreement or any other Loan Document shall be brought solely in the in the United States Bankruptcy Court, District of Delaware, sitting in Wilmington, Delaware, and that such court shall have exclusive jurisdiction with respect to any such action.

      14.11 Indemnification. The Borrower shall indemnify, defend, and hold the Lender and any employee, officer, Participant or agent of the Lender (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) of and from any and all claims, demands, suits, actions, investigations, proceedings, and damages brought or threatened against any Indemnified Person by the Borrower, any guarantor or endorser of the Liabilities, or any other Person (as well as from attorneys' reasonable fees and expenses in connection therewith) on account of the relationship of the Borrower or of any guarantor or endorser of the Liabilities (each of which claims may be defended, compromised, settled, or pursued by the Indemnified Person with counsel of the Lender's selection, but at the expense of the Borrower) other than any claim as to which a final determination is made in a judicial proceeding (in which the Lender and any other Indemnified Person has had an opportunity to be heard), which determination includes a specific finding that the Indemnified Person seeking indemnification had acted in a grossly negligent manner or in actual bad faith. This indemnification shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Lender in favor of the Borrower.

      14.12 Right of Set-Off. Any and all deposits or other sums at any time credited by or due to the undersigned from the Lender or from any participant (a "Participant") with the Lender in the credit facility contemplated hereby and any cash, securities, instruments or other property of the undersigned in the possession of the Lender or any Participant, whether for safekeeping or otherwise (regardless of the reason such Person had received the same) shall at all times constitute security for all Liabilities and for any and all obligations of the undersigned to the Lender and any Participant, and may be applied or set off against the Liabilities and against such obligations at any time, whether or not such are then due and whether or not other collateral is then available to the Lender or any Participant.

      14.13 Maximum Interest Rate. Regardless of any provision of any Loan Document, the Lender shall never be entitled to contract for, charge, receive, collect, or apply as interest on any Liability, any amount in excess of the maximum rate imposed by applicable law. Any payment which is made which, if treated as interest on a Liability would result in such interest's exceeding such maximum rate shall be held, to the extent of such excess, as additional collateral for the Liabilities as if such excess were "Collateral."

      14.14 Usury Savings Clause. It is the intention of the parties hereto to comply strictly with applicable usury laws, if any; accordingly, notwithstanding any provisions to the contrary in this Agreement or any other Loan Documents, in no event shall this Agreement or such Loan Document require or permit the payment, taking, reserving, receiving, collecting or charging of any sums constituting interest under applicable laws which exceed the maximum amount permitted by such laws. If any such excess interest is called for, contracted for, charged, paid, taken, reserved, collected or received in connection with the Liabilities or in any communication by Lender or any other person to the Borrower or any other person, or in the event all or part of the principal of the Liabilities or interest thereon shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, collected, reserved, or received on the amount of principal actually outstanding from time to time under this Agreement shall exceed the maximum amount of interest permitted by applicable usury laws, if any, then in any such event it is agreed as follows:
(i) the provisions of this paragraph shall govern, and control, (ii) neither the Borrower nor any other person or entity now or hereafter liable for the payment of the Liabilities shall be obligated to pay the amount of such interest to the extent such interest is in excess of the maximum amount of interest permitted by applicable usury laws, if any, (iii) any such excess which is or has been received notwithstanding this paragraph shall be credited against the then unpaid principal balance hereof or, if the Liabilities have been or would be paid in full by such credit, refunded to the Borrower, and (iv) the provisions of this Agreement and the other Loan Documents, and any communication to the Borrower, shall immediately be deemed reformed and such excess interest reduced, without the necessity of executing any other document, to the maximum lawful rate allowed under applicable laws as now or hereafter construed by courts having jurisdiction hereof or thereof. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, taken, collected, reserved, or received in connection herewith which are made for the purpose of determining whether such rate exceeds the maximum lawful rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of the Liabilities, including all prior and subsequent renewals and extensions, all interest at any time contracted for, charged, taken, collected, reserved or received. The terms of this paragraph shall be deemed to be incorporated in every Loan Document and communication relating to the Liabilities.

      14.15 Waivers.

            (a) The Borrower makes each of the waivers included in Section 14.15(b), below, knowingly, voluntarily, and intentionally, and understands that the Lender, in entering into the financial arrangements contemplated hereby and in providing loans and other financial accommodations to or for the account of the Borrower as provided herein, whether not or in the future, is relying on such waivers.

            (b)   THE BORROWER WAIVES THE FOLLOWING.

                  (i) Except as otherwise specifically required in this Agreement, notice of non-payment, demand, presentment, protest and all forms of demand and notice, both with respect to the Liabilities and the Collateral.

                  (ii) Except as otherwise specifically required in this Agreement, the right to notice and/or hearing prior to the Lender's exercising of the Lender's rights upon default.

                  (iii) THE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE LENDER IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE LENDER OR IN WHICH THE LENDER IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF OR IS IN RESPECT OF, ANY RELATIONSHIP AMONGST OR BETWEEN THE BORROWER OR ANY OTHER PERSON AND THE LENDER (AND THE LENDER LIKEWISE WAIVES THE RIGHT TO A JURY IN ANY TRIAL OF ANY SUCH CASE OR CONTROVERSY).

                  (iv) The benefits or availability of any stay, limitation, hindrance, delay, or restriction (including, without limitation, any automatic stay which otherwise might be imposed pursuant to Section 362 of the Bankruptcy
Code) with respect to any action which the Lender may or may become entitled to take hereunder or under any Borrowing Order.

                  (v) Any defense, counterclaim, set-off, recoupment, or other basis on which the amount of any Liability, as stated on the books and records of the Lender, could be reduced or claimed to be paid otherwise than in accordance with the tenor of and written terms of such Liability.

                  (vi) Any claim to consequential, special, or punitive damages.

      14.16 Confidentiality. Intentionally omitted.

      14.17 Right to Publish Notice. Lender may, at Lender's discretion and expense, publicize or otherwise advertise by so-called "tombstone" advertising or otherwise Lender's and Participant's financing transaction with the Borrower.

      14.18 Entities Related to Lender. Borrower acknowledges notice that Lender is affiliated with The Ozer Group, LLC ("Ozer"). Ozer and other entities related to Lender may, from time to time act as a merchant consultant or provide other services to Lender with respect to Borrower.

      14.19 Credit Inquiries. Borrower authorized Lender to (provided, however, Lender shall incur no liability for the failure to) respond to credit inquiries concerning Borrower in accordance with Lender's normal and customary practices. Borrower hereby indemnifies and holds Lender harmless for any action taken by Lender in reliance upon the foregoing authorization.

ARTICLE 15. DEBTOR IN POSSESSION PROVISIONS

      15.1 Definitions. The following definitions shall be added to Exhibit 3 hereof:

      "Bankruptcy Court": shall mean the United States District Court for the District of Delaware.

      "Borrowing Order" shall mean each of the Interim Financing Order, Permanent Financing Order and other orders relating thereto authorizing, inter alia, the granting of credit by Lender to Debtor on an emergency, interim, permanent or final basis pursuant to Section 364 of the Bankruptcy Code, as may be entered by the Bankruptcy Court in the Proceedings. In all respects, all Borrowing Orders must be satisfactory to Lender and Lender's counsel.

      "Interim Borrowing Order" shall have the meaning ascribed to that term in
Section 15.2(c) hereof.

      "Permanent Borrowing Order" shall have the meaning ascribed to that term in Section 15.2(d) hereof.

      "Plan" shall mean any plan of reorganization filed by the Borrower in the Proceedings.

      "Proceedings" The cases, pursuant to Chapter 11 of the Bankruptcy Code, initiated on July __, 1998 by the Borrower in the Bankruptcy Court, Docket Nos. 98-________ through ________.

      15.2 Conditions Precedent. The following are added as Section 4.10 of the Loan and Security Agreement:

            4.10. Further Conditions.

            (a) No trustee or examiner, receiver or the like shall have been appointed or designated in the Proceedings with respect to the Borrower or its respective businesses, properties or assets, and no motion shall be pending seeking such relief.

            (b) There shall have been entered in the Proceedings a Borrowing Order, which shall be in full force and effect and shall not have been vacated, reversed, stayed, modified or appealed in any respect.

            (c) Debtor shall comply in full with the notice and other requirements of the Bankruptcy Code and any applicable Bankruptcy Rules with respect to any relevant Borrowing Order in a manner reasonably acceptable to Lender and its counsel, and an Interim Borrowing Order shall have been entered by the Bankruptcy Court (the "Interim Borrowing Order") authorizing the secured financing hereunder on the terms and conditions set forth herein, and, inter alia, modifying the automatic stay authorizing and granting the senior security interests and liens in favor of Lender with respect to all obligations due to Lender. The Interim Borrowing Order shall authorize financing herewith for a period not to exceed _________ (__) days in an amount acceptable to Lender in its sole discretion, and shall contain such other terms and provisions as Lender and its counsel shall reasonably require.

            (d) With respect to further credit after expiration of the Interim Borrowing Order on or before the expiration of the Interim Borrowing Order, the Bankruptcy Court shall have entered a Permanent Borrowing order authorizing the secured financing hereunder on the terms and conditions set forth herein granting to Lender the senior security interests and liens described above and super-priority administrative expense claim status described above (except as otherwise specifically provided in the Interim Borrowing Order), modifying the automatic stay and other provisions required by Lender and its counsel (the "Permanent Borrowing

Order"). Lender shall not provide any loans (or other financial accommodation) other than those authorized under the Interim Borrowing Order unless, on or before the day following the Petition Date, a Permanent Borrowing Order or other Borrowing Order reasonably acceptable to Lender, shall have been entered.

      15.3 Use and Collection of collateral. With notice to Lender and Lender's opportunity to participate in any proceedings regarding the same, Borrower may consent to the return of any item of Collateral pursuant to Section 546(h)(a/k/a the Second Section 546(g)) of the Bankruptcy Code.

      15.4 Events of Default. The following shall be added to Article 10 hereof:

            10-19. Failure to Comply. Any Debtor shall fail to comply or shall default in the performance of any term of the Borrowing Order;

            10-20. Changes in Borrowing Order . The Bankruptcy Court or any other court with jurisdiction in the matter shall enter an order modifying, reversing, revoking, staying, rescinding, vacating, or amending any Borrowing Order or any of the other Loan Documents, without Lender's express prior written consent (and no such consent shall be implied from any other action, inaction, or acquiescence of Lenders) or any Debtor shall make a motion or application to do so (except following Lenders' priority written request);

            10-21. Filing of Plan of Reorganization. Any person shall file a plan of reorganization in the Proceedings which does not provide for the full and final repayment of all of the Borrowers' Liabilities upon the effectiveness of such plan, unless Lender has joined in or consented to such plan in writing;

            10-22. Approval of Senior Claims or Liens. Any motion or application is filed in Proceedings which seeks approval for or allowance of any claim, lien, security interest ranking equal or senior in priority to the claims, liens and security interests of Lenders under any Borrowing Order or the other Loan Documents (and in the case of such motion or application filed by any Person other than the Debtors, such motion or application is not dismissed by order of the Bankruptcy Court within 10 days after it is filed), or any such equal or prior claim, lien, or security interest shall be established in any manner, except in either case, as expressly permitted under any Borrowing Order or the other Loan Documents.

            10-23. Termination of Lenders' Security Interests. Except for expiration or termination in accordance with any Borrowing Order or the terms of the other Loan Documents, any of the Loan Documents or any lien or security interest of Lenders created thereunder shall cease for any reason to be in full force and effect or to have the priority provided in the Interim Borrowing Order, or any motion or application shall be filed or adversary proceeding commenced in the Proceedings to challenge the validity, enforceability, perfection or priority of any of the Loan Documents or any of such liens and security interests (and in the case of any such motion, application, or proceeding filed or commenced by any Person other than Debtors, such motion, application or proceeding is not dismissed by order of the Bankruptcy Court within 10 days after it is filed or commenced);

            10-24. Interim Borrowing Order. The Interim Borrowing Order shall cease to be in full force and effect and the Permanent Borrowing Order shall not have been entered by the Bankruptcy Court prior to such cessation; or

            10-25. Permanent Borrowing Order. The Bankruptcy Court shall not have entered the Permanent Borrowing Order on or before ______, 1998, or the Permanent Borrowing Order shall cease to be in full force and effect from and after the date of entry thereof by the Bankruptcy Court.

            10-26. Appointment of Trustee or Examiner. The appointment in the Proceedings of a trustee or any other fiduciary for any Debtor or any property of any of Debtor's estates of any examiner having expanded powers to operate all or any part of the Borrower's business.

            10.27. Dismissal or Conversion of Case. The entry of an order dismissing the Proceedings or converting any of the Borrower's cases to a case under Chapter 7 of the Bankruptcy Code.

            10-28. Relief from Stay. The entry of an order which provides relief from the automatic stay otherwise imposed pursuant to Section 362 of the Bankruptcy Code, which order permits any creditor, other than the Lender, to realize upon, or to exercise any right or remedy with respect to, any asset of the Borrower or to terminate any license, franchise, or similar agreement, where such termination could have a material adverse effect on the Borrower's financial condition or ability to conduct its business in the ordinary course.

ARTICLE 16. JOINT AND SEVERAL LIABILITY

      16.1 Joint and Several Liability. (a) Each of the Borrowers shall be jointly and severally liable with the other Borrowers for the Liabilities, and each of the Liabilities shall be secured by all of the Collateral. Each of the Borrowers acknowledges that it is a co-borrower hereunder and is jointly and severally liable under this Agreement and the other Loan Documents. All financial accommodations extended to any of the Borrowers or requested by any of the Borrowers shall be deemed to be financial accommodations extended for each of the Borrowers, and each of the Borrowers hereby authorizes each other of the Borrowers to effectuate borrowings on its behalf Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, the Lender shall be entitled to rely upon any request, notice or other communication received by it from any of the Borrowers on behalf of Borrowers, and shall be entitled to treat their giving of any notice hereunder to any of the Borrowers as notice to each and all of the Borrowers.

            (b) Each of the Borrowers agrees that the joint and several liability of the Borrowers provided in this Article 16 shall not be impaired or affected by any modification, supplement, extension or amendment or any contract or agreement to which the other Borrowers may hereafter agree (other than an agreement signed by the Lender specifically releasing such liability), nor by any delay, extension of time, renewal, compromise or other indulgence granted by Lender with respect to any of the Liabilities, nor by any Person, each of the Borrowers hereby waiving all notice of such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consenting to be bound thereby as fully and effectually as if it had expressly agreed thereto in advance. The liability of each of the Borrowers is direct and unconditional as to all of the Liabilities, and may be enforced without requiring Lender first to resort to any other right, remedy or security. Each of the Borrowers hereby expressly waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Liabilities, the Master Note, the Commitment Fee, this Agreement or any other Loan Document and any requirement that Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right to take or any action against any of the Borrowers or any other Person or any Collateral.

            (c) Each of the Borrowers hereby irrevocably waives and releases each of the other Borrowers from all "claims" (as defined in Section 101(5) of the Bankruptcy Code) to which such Borrowers are or would be entitled by virtue of the provisions of subsection (b), above, or the performance of such Borrower's obligations thereunder including, without limitation, any right of subrogation (whether contractual, under Section 509 of the Bankruptcy Code or otherwise), reimbursement, contribution, exoneration or similar right, or indemnity, or any right of recourse to security for any of the Liabilities.

ARTICLE 17. CO-LENDING

      17.1 Co-Lending. Notwithstanding that Paragon and Foothill are defined as "the Lender" hereunder, Paragon shall have the exclusive right to carry out the provisions of the Loan Agreement on Paragon's behalf and as Foothill's agent, to enforce and collect the Loans and exercise and enforce all rights and privileges accruing to the Lender by reason of any other agreements, security, guarantees or claims given to Lender in connection with the Loan Agreement, all in accordance with Paragon's sole discretion and the exercise of Paragon's business judgment. Foothill shall undertake no action to enforce or collect the Loans or to exercise and enforce any rights and privileges accruing to the Lender without Paragon's express written consent.

         Executed as a sealed instrument this 15th day of July, 1998.



                               CROWN BOOKS CORPORATION,
                               Debtor-in-Possession (BORROWER)


                               By:  /s/  Anna Currence
                                  -----------------------------------------
                               Print Name:  Anna Currence
                                            -------------------------------
                               Print Title:  President and COO
                                             ------------------------------

                               CROWN BOOKS EAST CORPORATION,
                               Debtor-in-Possession (BORROWER)


                               By:  /s/  Anna Currence
                                  -----------------------------------------
                               Print Name:  Anna Currence
                                            -------------------------------
                               Print Title:  President and COO
                                             ------------------------------

                               CROWN BOOKS WEST CORPORATION,
                               Debtor-in-Possession (BORROWER)


                               By:  /s/  Anna Currence
                                  -----------------------------------------
                               Print Name:  Anna Currence
                                            -------------------------------
                               Print Title:  President and COO
                                             ------------------------------


                               CROWN BOOKS NATIONAL CORPORATION,
                               Debtor-in-Possession (BORROWER)


                               By:  /s/  Anna Currence
                                  -----------------------------------------
                               Print Name:  Anna Currence
                                            -------------------------------
                               Print Title:  President and COO
                                             ------------------------------

                               SUPER CROWN BOOKS CORPORATION,
                               Debtor-in-Possession (BORROWER)


                               By:  /s/  Anna Currence
                                  -----------------------------------------
                               Print Name:  Anna Currence
                                            -------------------------------
                               Print Title:  President and COO
                                             ------------------------------


                               CROWN DHC CORPORATION,
                               Debtor-in-Possession (BORROWER)


                               By:  /s/  Anna Currence
                                  -----------------------------------------
                               Print Name:  Anna Currence
                                            -------------------------------
                               Print Title:  President and COO
                                             ------------------------------

                               FOOTHILL CAPITAL CORPORATION,
                               (LENDER)


                               By: /s/  Brian Duffy
                                  -----------------------------------------
                               Print Name:  Brian Duffy
                                            -------------------------------
                               Print Title:  Vice President
                                             ------------------------------



                               PARAGON CAPITAL LLC
                               (LENDER)


                               By:  /s/  Robert J. Shusterman
                                  -----------------------------------------
                               Print Name:  Robert J. Shusterman
                                            -------------------------------
                               Print Title:  Chief Credit Officer, EVP
                                             ------------------------------

                                    EXHIBIT 3

                                   DEFINITIONS


      "ACCEPTABLE INVENTORY": Such of the Borrower's Inventory, at such locations, and of such types, character, qualities and quantities, (net of Inventory Reserves) as the Lender in its sole discretion from time to time determines to be acceptable for borrowing, as to which Inventory, the Lender has a perfected security interest which is prior and superior to all security interests, claims, and Encumbrances, provided however, during the period of the Interim DIP Facility only, Inventory excluded from Acceptable Inventory shall be the lesser of one (1%) percent of Inventory at Cost and those amounts as determined by Lender according to its usual credit practices.

      "ACCOUNT DEBTOR": Has the meaning given that term in the UCC.

      "ACCOUNTS RECEIVABLE" include, without limitation, "accounts" as defined in the UCC.

      "ACH": Automated clearing house.

      "AFFILIATE": With respect to any two Persons, a relationship in which (a) one holds, directly or indirectly, not less than twenty-five (25%) percent of the capital stock,, beneficial interests, partnership interests, or other equity interests of the other; or (b) one has, directly or indirectly, Control of the other; or (c) not less than twenty-five (25%) percent of their respective ownership is directly or indirectly held by the same third Person.

      "ANNUAL FACILITY FEE": Is defined in Section 1.9(a).

      "AVAILABILITY": Means that amount available for loans and advances as calculated by the Lender based upon the lending formula set forth in Section 1.1(b).

      "AVAILABILITY RESERVES": Such reserves as the Lender from time to time determines in the Lender's discretion as being appropriate to reflect the impediments to the Lender's ability to realize upon the Collateral. Without limiting the generality of the foregoing, Availability Reserves may include (but are not limited to) reserves based on the following:

            (a) Rent (based upon past due rent and/or whether or not Landlord's Waiver, acceptable to the Lender, has been received by the Lender

            (b)   In store customer credits and gift certificates.

            (c) Payables (based upon payables which are past due normal trade terms).

            (d)   Frequent Shopper Programs.

            (e)   Layaway and Customer Deposits.

            (f) Taxes and other governmental charges, including, ad valorem, personal property, and other taxes which may have priority over the security interests of the Lender in the Collateral.

      "AVERAGE UNUSED PORTION OF CREDIT LIMIT": means, as of any date of determination, (a) the Credit Limit, less (b) the sum of (i) the average daily balance of advances that were outstanding during the immediately preceding month, plus, (ii) the average daily balance of the undrawn Letters of Credit outstanding during the immediately preceding month.

      "BANKING DAY": Any day other than (a) a Saturday, Sunday; (b) any day on which banks in Boston, Massachusetts generally are not open to the general public for the purpose of conducting commercial banking business; or (c) a day on which the Lender is not open to the general public to conduct business.

      "BANKRUPTCY CODE": Title 11, U.S.C., as amended from time to time.

      "BASE": The Base Rate announced from time to time by Norwest Bank Minnesota, National Association (or any successor in interest to Norwest Bank Minnesota, National Association). In the event that said bank (or any such successor) ceases to announce such a rate, "Base" shall refer to that rate or index announced or published from time to time as the Lender, in good faith, designates as the functional equivalent to said Base Rate. Any change in "Base" shall be effective, for purposes of the calculation of interest due hereunder, when such change is made effective generally by the bank on whose rate or index "Base" is being set.

      "BASIS POINT(S)": An amount which is equal to 1/100th of one (1%) percent. For. example, one and one-half (1.5%) percent equals 150 basis points.

      "BORROWER": Is defined in the Preamble.

      "BORROWING BASE": Means up to forty (40%) percent of Cost of Acceptable Inventory, minus (i) the then unpaid principal balance of the Loan Account, minus (ii) the then aggregate of such Reserves as may have been established by Lender, minus (iii) the then outstanding Stated Amount of all L/C's.

      "BUSINESS PLAN": The Borrower's business plan annexed hereto as EXHIBIT 9.12(b) and any revision, amendment, or update of such business plan to which the Lender has provided its written sign-off.

      "CAPITAL EXPENDITURES": The expenditure of funds or the inCurrence of liabilities which may be capitalized in accordance with GAAP.

      "CAPITAL LEASE": Any lease which may be capitalized in accordance with GAAP.

      "CENTRAL ACCOUNT": Defined in Section 7.3.

      "CHATTEL PAPER": Has the meaning given that term in the UCC.

      "COLLATERAL": Is defined in Section 2.1.

      "COMMITMENT FEE": Is defined in Section 1.9(a).

      "CONCENTRATION ACCOUNT": Is defined in Section 7.3.

      "CONTROL": The direct or indirect power to direct or cause the direction of the management and policies of another Person, whether through ownership of voting securities, by contract, or otherwise. Included among such powers, with respect to a corporation, are power to cause any of following: (a) the election of a majority of its Board of Directors; (b) the issuance of additional shares of its common stock; (c) the issuance and designation of rights and shares of its preferred stock (if any); (d) the distribution and timing of dividends; (e) the award of performance bonuses to its management; (f) the termination or severance of officers or key employees; and (g) all or any similar matters.

      "COST": The calculated cost of purchases, as determined from invoices received by the Borrower, the Borrower's Purchase Journal or Stock Ledger, based upon the Borrower's accounting practices, known to the Lender, which practices are in effect on the date on which this Agreement was executed. "Cost" does not include any inventory capitalization costs inclusive of advertising, but may include other charges used in the Borrower's determination of cost of goods sold and bringing goods to market, all within Lender's sole discretion and in accordance with GAAP.

      "COST FACTOR": The result of I minus the Borrower's then cumulative markup percent derived from the Borrower's purchase journal on a rolling twelve (12) month basis.

      "COSTS OF COLLECTION" includes, without limitation, all attorneys' reasonable fees and reasonable out-of-pocket expenses incurred by the Lender's attorneys, and all reasonable costs incurred by the Lender in the administration of the Liabilities and/or the Loan Documents, including, without limitation, reasonable costs and expenses associated with travel on behalf of the Lender, which costs and expenses are directly or indirectly related to or in respect of the Lender's: administration and management of the Liabilities; negotiation, documentation, and amendment of any Loan Document; or efforts to preserve, protect, collect, or enforce the Collateral, the Liabilities, and/or the Lender's Rights and Remedies and/or any of the Lender's rights and remedies against or in respect of any guarantor or other person liable in respect of the Liabilities (whether or not suit is instituted in connection with such efforts). The Costs of Collection are Liabilities, and at the Lender's option may bear interest at the highest post-default rate which the Lender may charge the Borrower hereunder as if such had been lent, advanced, and credited by the Lender to, or for the benefit of, the Borrower.

      "CREDIT LIMIT": Means Forty Million Dollars ($40,000,000), minus (i) the then unpaid principal balance of the Loan Account, minus (ii) the then aggregate of such Reserves as may have been established by Lender, minus (iii) the then outstanding Stated Amount of all L/C's.

      "DDA": Any checking or other demand daily depository account maintained by the Borrower.

      "DULY AUTHORIZED PERSON": Means any individual authorized by the Borrower to request loans or financial accommodations and/or sign reports to Lender.

      "EMPLOYEE BENEFIT PLAN": As defined in ERISA.

      "ENCUMBRANCE": Each of the following:

            (a) security interest, mortgage, pledge, hypothecation, lien, attachment, or charge of any kind (including any agreement to give any of the foregoing); the interest of a lessor under a Capital Lease; conditional sale or other title retention agreement; sale of accounts receivable or chattel paper; or other arrangement pursuant to which any Person is entitled to any preference or priority with respect to the property or assets of another Person or the income or profits of such other Person or which constitutes an interest in property to secure an obligation; each of the foregoing whether consensual or nonconsensual and whether arising by way of agreement, operation of law, legal process or otherwise.

            (b) The filing of any financing statement under the UCC or comparable law of any jurisdiction.

      "END DATE": The date upon which both (a) all Liabilities have been paid in full and (b) all obligations of the Lender to make loans and advances and to provide other financial accommodations to the Borrower hereunder shall have been irrevocably terminated.

      "ENVIRONMENTAL LAWS": (a) Any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements which regulates or relates to, or imposes any standard of conduct or liability on account of or in respect to environmental protection matters, including, without limitation, Hazardous Materials, as is now or hereafter in effect; and (b) the common law relating to damage to Persons or property from Hazardous Materials.

      "ERISA": The Employee Retirement Security Act of 1974, as amended.

      "ERISA AFFILIATE": Any Person which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which would be treated as a single employer under
Section 414 of the Internal Revenue Code of 1986, as amended.

      "EVENTS OF DEFAULT": Is defined in Article 10.

      "EXECUTIVE AGREEMENT": Any agreement or understanding (whether or not written) to which the Borrower is a party or by which the Borrower may be bound, which agreement or understanding relates to Executive Pay.

      "EXECUTIVE OFFICER": Each of the Persons serving as an officer of Borrower on July 15, 1998, and any other Person who (without regard to title) is the successor to any of the foregoing or who exercises a substantial portion of the authority being exercised, at the execution of this Agreement, by any of the foregoing or a combination of the such authority of more than one of the foregoing or who otherwise has Control of the Borrower.

      "EXECUTIVE PAY": All salary, bonuses, and other value directly or indirectly provided by or on behalf of the Borrower to or for the benefit of any Executive Officer or any Affiliate, spouse, parent, or child of any Executive Officer.

      "FACILITY FEE": Is defined in Section 1.9(a).

      "FUNDING ACCOUNT": Is defined in Section 7.3.

      "GAAP": Principles which are consistent with those promulgated or adopted by the Financial Accounting Standards Board and its predecessors (or successors) in effect and applicable to that accounting period in respect of which reference to GAAP is being made.

      "GENERAL INTANGIBLES" includes, without limitation, "general intangibles" as defined in the UCC; and also all: rights to payment for credit extended; deposits; amounts due to the Borrower; credit memoranda in favor of the Borrower; warranty claims; tax refunds and abatements; insurance refunds and premium rebates; all Investment Property and all means and vehicles of investment or hedging, including, without limitation, options, warrants, and futures contracts; records; customer lists; telephone numbers; goodwill; causes of action; judgments; payments under any settlement or other agreement; literary rights; rights to performance; royalties; license and/or franchise fees; rights of admission; licenses; franchises; license agreements, including all rights of the Borrower to enforce same; permits, certificates of convenience and necessity, and similar rights granted by any governmental authority; patents, patent applications, patents pending, and other intellectual property; Internet addresses and domain names; developmental ideas and concepts; proprietary processes; blueprints, drawings, designs, diagrams, plans, reports, and charts; catalogs; manuals; technical data; computer software programs (including the source and object codes therefor), computer records, computer software, rights of access to computer record service bureaus, service bureau computer contracts, and computer data; tapes, disks, semi-conductors chips and printouts; trade secrets rights, copyrights, mask work rights and interests, and derivative works and interests; user, technical reference, and other manuals and materials; trade names, trademarks, service marks, and all good will relating thereto; applications for registration of the foregoing; and all other general intangible property of the Borrower in the nature of intellectual property; proposals; cost estimates, and reproductions on paper, or otherwise, of any and all concepts or ideas, and any matter related to, or connected with, the design, development, manufacture, sale, marketing, leasing, or use of any or all property produced, sold, or leased, by the Borrower or credit extended or services performed, by the Borrower, whether intended for an individual customer or the general business of the Borrower, or used or useful in connection with research by the Borrower.

      "GROSS MARGIN": With respect to the subject accounting period for which being calculated, the following (determined in accordance with the cost method of accounting):

                        Sales (Minus) Cost of Goods Sold
                        --------------------------------
                                      Sales

      "HAZARDOUS MATERIALS": Any (a) hazardous materials, hazardous waste, hazardous or toxic substances, petroleum products, which (as to any of the foregoing) are defined or regulated as a hazardous material in or under any Environmental Law and (b) oil in any physical state.

      "INDEBTEDNESS": All indebtedness and obligations of or assumed by any Person on account of or in respect to any of the following:

            (a) In respect of money borrowed (including any indebtedness which is non-recourse to the credit of such Person but which is secured by an Encumbrance on any asset of such Person) whether or not evidenced by a promissory note, bond, debenture or other written obligation to pay money.

            (b) For the payment of the purchase price of goods or services deferred for more than thirty (30) days beyond then current trade terms provided to such person by the supplier of such goods or services.

            (c) In connection with any letter of credit or acceptance transaction (including, without limitation, the face amount of all letters of credit and acceptances issued for the account of such Person or reimbursement on account of which such Person would be obligated).

            (d) In connection with the sale or discount of accounts receivable or chattel paper of such Person.

            (e)   On account of deposits or advances.



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

            (f)   As lessee under Capital Leases.

         "INDEBTEDNESS" of any Person shall also include:

            (a) Indebtedness of others secured by an Encumbrance on any asset of such Person, whether or not such Indebtedness is assumed by such Person.

            (b) Any guaranty, endorsement, suretyship or other undertaking pursuant to which that Person may be liable on account of any obligation of any third party.

            (c) The Indebtedness of a partnership or joint venture in which such Person is a general partner or joint venturer.

      "INDEMNIFIED PERSON": Is defined in Section 14.11.

      "INVENTORY": Includes, without limitation, "inventory" as defined in the Uniform Commercial Code and including all goods, merchandise, raw materials, goods and work in process, finished goods, and other tangible personal property now owned or hereafter acquired and held for sale or lease or furnished or to be furnished under contracts of service or used or consumed in Borrower's business.

      "INVENTORY RESERVES": Such Reserves as may be established from time to time by the Lender in the Lender's discretion with respect to the determination of the saleability, at retail, of the Acceptable Inventory or which reflect such other factors as affect the current Retail or market value of the Acceptable Inventory. Without limiting the generality of the foregoing, Inventory Reserves may include (but are not limited to) reserves based on the following:

            (a) Obsolescence (determined based upon Inventory on hand beyond a given number of days).

            (b)   Seasonality.

            (c)   Shrinkage.

            (d)   Imbalance.

            (e)   Change in Inventory character, composition or mix.

            (f)   Markdowns (both permanent and point of sale).

            (g) Retail markons or markups inconsistent with prior period practice and performance; current business plans; or advertising calendar and planned advertising events.

      "INVESTMENT PROPERTY": Has the meaning given that term in the Uniform Commercial Code.

      "ISSUER": The issuer of any L/C.

      "L/C": Any letter of credit, the issuance of which is procured by the Lender for the account of the Borrower and any acceptance made on account of such letter.

      "LANDLORD LIEN STATE": Any state or other jurisdiction under whose statutory or common law the rights of a landlord in assets of that landlord's tenant, for unpaid rent, may be senior to a perfected security interest in such assets.

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

      "LEASE": Any lease or other agreement, no matter how styled or structured, which the Borrower is entitled to the use or occupancy of any space.

      "LEASEHOLD INTERESTS": shall mean the Borrower's leasehold estate or interest in each of the properties at or upon which the Borrower conducts business, offers any Inventory for sale, or maintains any of the Collateral, whether or not for retail sale, together with Borrower's interest in any of the improvements and fixtures located upon or appurtenant to each leasehold interest.

      "LENDER'S RIGHTS AND REMEDIES": Is defined in Section 11.6.

      "LIABILITIES" (in the singular, "Liability") includes, without limitation, all and each of the following, whether now existing or hereafter arising:

            (a) Any and all direct and indirect liabilities, debts, and obligations of the Borrower to the Lender, each of every kind, nature, and description.

            (b) Each obligation to repay any loan, advance, indebtedness, note, obligation, overdraft, or amount now or hereafter owing by the Borrower to the Lender (including all future advances whether or not made pursuant to a commitment by the Lender), whether or not any of such are liquidated, unliquidated, primary, secondary, secured, unsecured, direct, indirect, absolute, contingent, or of any other type, nature, or description, or by reason of any cause of action which the Lender may hold against the Borrower.

            (c) All notes and other obligations of the Borrower now or hereafter assigned to or held by the Lender, each of every kind, nature, and description.

            (d) All interest, fees, and charges and other amounts which may be charged by the Lender to the Borrower and/or which may be due from the Borrower to the Lender from time to time.

            (e) All costs and expenses incurred or paid by the Lender in respect of any agreement between the Borrower and the Lender or instrument furnished by the Borrower to the Lender (including, without limitation, Costs of Collection, attorneys' reasonable fees, and all court and litigation costs and expenses).

            (f) Any and all covenants of the Borrower to or with the Lender and any and all obligations of the Borrower to act or to refrain from acting in accordance with any agreement between the Borrower and the Lender or instrument furnished by the Borrower to the Lender.

      "LOAN ACCOUNT": Is defined in Section 1.5.

      "LOAN DOCUMENTS": This Agreement, each instrument and document executed and/or delivered as contemplated by Article 4, and each other instrument or document from time to time executed and/or delivered in connection with the arrangements contemplated hereby, as each may be amended from time to time.

      "LOCAL DDA": A depository account maintained by the Borrower, the only contents of which may be transfers from the Funding Account and actually used solely (i) for petty cash purposes; or (ii) for payroll.

      "LOAN MAINTENANCE FEE": Is defined in Section 1.9(b).

      "MASTER NOTE": Is defined in Section 1.6.

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

      "MATERIAL ADVERSE CHANGE": Means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower, (b) the material impairment of Borrower's ability to perform its obligations under the Loan Documents to which it is a party or of Lender to enforce the Obligations or realize upon the Collateral, (c) a material adverse effect on the value of the Collateral or the amount that Lender would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral, or (d) a material impairment of the priority of Lender's liens with respect to the Collateral.

      "MATURITY DATE": August 17, 1998

      "MAXIMUM LOAN EXPOSURE": The lesser, on any day, of the following, in each instance determined net of the unpaid principal balance of the Loan Account on that day: (a) the Borrowing Base, or (b) the Credit Limit.

      "ONE TURN STATE": Any state or other jurisdiction under whose statutory or common law the relative priority of the rights of a landlord in assets of that landlord's tenant, for unpaid rent, vis a vis the rights of the holder of a perfected security interest therein is dependent upon whether such security interest arose prior or subsequent to the subject asset's coming onto the demised premises.

      "OVERADVANCE": Any amounts advanced hereunder which exceed Availability.

      "PARTICIPANT": Is defined in Section 14.12.

      "PERCENTAGE POINTS": The number of whole (and, if indicated, fractions (or decimal equivalents) of) integers of a percentage referred to in a financial performance covenant which consists of a ratio. For example, if a projected ratio were fifty (50%) percent and the actual ratio turned out to be fifty-five and 6/10 (55.6%) percent, the variance would be 5.6 Percentage Points.

      "PERIODIC LOAN MAINTENANCE FEE": Is defined in Section 1.9(b).

      "PERSON": Any natural person, and any corporation, limited liability company, trust, partnership, joint venture, or other enterprise or entity.

      "RECEIPTS": All cash, cash equivalents, checks, and credit card slips and receipts as arise out of the sale of the Collateral.

      "RECEIVABLES COLLATERAL": That portion of the Collateral which consists of the Borrower's Accounts, Accounts Receivable, Contract Rights, General Intangibles, Chattel Paper, Instruments, Investment Property, Documents of Title, Documents, Securities, letters of credit for the benefit of the Borrower, and bankers' acceptances held by the Borrower, and any rights to payment.

      "RELATED ENTITY":

            (a) Any corporation, limited liability company, trust, partnership, joint venture, or other enterprise which: is a parent, brother-sister, subsidiary, or affiliate, of the Borrower; could have such enterprise's tax returns or financial statements consolidated with the Borrower's; could be a member of the same controlled group of corporations (within the meaning of Section 1563(a)(1), (2) and (3) of the Internal


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

      Revenue Code of 1986, as amended from time to time) of which the Borrower is a member; Controls or is Controlled by the Borrower or by any Affiliate of the Borrower.

            (b)   Any Affiliate.



      "REQUIREMENT OF LAW": As to any Person:

            (a)(i) All statutes, rules, regulations, orders, or other requirements having the force of law and (ii) all court orders and injunctions, arbitrator's decisions, and/or similar rulings, in each instance ((i) and (ii)) of or by any federal, state, municipal, and other governmental authority, or court, tribunal, panel, or other body which has or claims jurisdiction over such Person, or any property of such Person, or of any other Person for whose conduct such Person would be responsible.

            (b) That Person's charter, certificate of incorporation, articles of organization, and/or other organizational documents, as applicable; and
      (c) that Person's by-laws and/or other instruments which deal with corporate or similar governance, as applicable.

      Without limiting the generality of the foregoing, "Requirement of Law" includes all and singular the requirements of the Bankruptcy Code; all rules adopted pursuant to the Bankruptcy Code or otherwise and applicable to the Borrower and/or the Proceedings; the Borrowing Order; and all other orders or rulings formally or informally entered in to the Proceedings or in any action or proceeding which relates thereto.

      "RESERVES": All (if any) Availability Reserves and Inventory Reserves.

      "RETAIL": The Cost of Inventory divided by the Cost Factor.

      "REVOLVING CREDIT": Is defined in Section 1.1.

      "STATED AMOUNT": The maximum amount for which an L/C may be honored.

      "SUSPENSION EVENT": Any occurrence, circumstance, or state of facts which
(a) is an Event of Default; or (b) would become an Event of Default if any requisite notice were given and/or any requisite period of time were to run and such occurrence, circumstance, or state of facts were not absolutely cured within any applicable grace period.

      "TERMINATION DATE": The earliest of (a) the Maturity Date; or (b) the occurrence of any event described in Section 10.11; or (c) the Lender's notice to the Borrower setting the Termination Date on account of the occurrence of any Event of Default other than as described in Section 10.11.

      "UCC": The Uniform Commercial Code as presently in effect in Massachusetts (Mass. Gen. Laws, Ch. 106).

      "YEAR 2000 COMPLIANT": means that Borrower's computer software programs (whether used in Borrower's business or licensed by or to Borrower to or from third parties) effectively process data including data fields requiring references to dates on and after January 1, 2000 and have been designed not to experience or produce invalid or incorrect results or abnormal software operation related to or as a result of the occurrence of such dates.

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